Exhibit 4.1

SPIRIT MASTER FUNDING, LLC

an Issuer,

SPIRIT MASTER FUNDING II, LLC

an Issuer,

SPIRIT MASTER FUNDING III, LLC

an Issuer

and

CITIBANK, N.A.

Indenture Trustee

SERIES 2007-1 SUPPLEMENT

Dated as of March 29, 2007

to

AMENDED AND RESTATED

MASTER INDENTURE

Dated as of March 17, 2006

SPIRIT MASTER FUNDING, NET-LEASE MORTGAGE NOTES, SERIES 2007-1

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS

Section 1.01.	Definitions.	3

ARTICLE II

CREATION OF THE SERIES 2006-1 NOTES; PAYMENTS ON THE 2006-1 NOTES

Section 2.01.	Designation.	6
Section 2.02.	Payments on the Series 2006-1 Notes	7
Section 2.03.	Redemption of the Series 2006-1 Notes	8
Section 2.04.	The Insurance Policy Proceeds Account	8
Section 2.05.	Limitations Regarding Repurchases, Substitutions and Acquisitions	8

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01.	Representations and Warranties.	9
Section 3.02.	No Default	10
Section 3.03.	Conditions Precedent Satisfied	10

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.01.	Ratification of Indenture	10
Section 4.02.	Actions by Controlling Party	10
Section 4.03.	Counterparts	10
Section 4.04.	Governing Law	10
Section 4.05.	Beneficiaries	11
Section 4.06.	Limited Recourse	11
Section 4.07.	Notice to the Insurer	11

Exhibits
EXHIBIT A	Representations and Warranties

Schedules
SCHEDULE I-A	Mortgage Loans
SCHEDULE I	Mortgage Loan Exceptions
SCHEDULE II-A	Mortgaged Properties

i

SCHEDULE II	Mortgaged Property Exceptions
SCHEDULE III-A	Equipment Loans
SCHEDULE III	Equipment Loan Exceptions
SCHEDULE IV	Amortization Schedule

ii

SERIES 2007-1 SUPPLEMENT, dated as of March 29, 2007 (the “Series 2007-1 Supplement”), among Spirit Master Funding, LLC (an “Issuer”), Spirit Master Funding II, LLC (an “Issuer”), Spirit Master Funding III, LLC (an “Issuer” and, together with Spirit Master Funding, LLC and Spirit Master Funding II, LLC, the “Issuers”) and the Indenture Trustee.

Pursuant to the Indenture, Spirit Master Funding, LLC issued the Series 2005-1 Notes, with an initial Aggregate Note Principal Balance equal to $441,300,000 and Spirit Master Funding, LLC and Spirit Master Funding II, LLC issued the Series 2006-1 Notes, with an initial Aggregate Note Principal Balance equal to $301,820,000.  Pursuant to this Series 2007-1 Supplement, the Issuers and the Indenture Trustee hereby create a new Series of Notes (the “Series 2007-1 Notes”) and specify the Principal Terms thereof.  Spirit Master Funding III, LLC is hereby designated as an Issuer hereunder.

Pursuant to the Indenture, the Issuers may from time to time direct the Indenture Trustee to authenticate one or more new Series of Notes. The Principal Terms of any new Series are to be set forth in a related Series Supplement to the Indenture.

ARTICLE I

Definitions

Section 1.01.          Definitions.

Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Indenture.

“Accrual Period”:  With respect to the Series 2007-1 Notes and any Payment Date, the calendar month immediately preceding such Payment Date.

“Business Sector”:  With respect to any Industry Group, any of the following applicable business sectors:  (a) any business sector as defined in the Indenture; and (b) any business sector as defined in the Series 2006-1 Supplement.

“Class A Note”:  Any of the Series 2007-1 Notes with a “Class A” designation on the face thereof, issued pursuant to this Series 2007-1 Supplement and the Indenture, executed by the Issuers and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibit A-1, A-2 or A-3 attached to the Indenture.

“Controlling Party”:  With respect to the Series 2007-1 Notes, (i) the Insurer, for so long as no Insurer Default has occurred and is continuing and (ii) if an Insurer Default has occurred and is continuing, the Series 2007-1 Noteholders representing in the aggregate more than 50% of the Class Principal Balance of the Series 2007-1 Notes.

“Defaulted Asset”:  As defined in the Property Management Agreement.

“Delinquent Asset”:  As defined in the Property Management Agreement.

“Early Amortization Event”:  With respect to the Series 2007-1 Notes, (a) as defined in the Indenture and (b) the Insurer has determined, in its reasonable discretion, that as of the date that is six months prior to the Legal Final Payment Date related to the Series 2007-1 Notes, the Issuers will not have the ability to pay off the Series 2007-1 Notes on such Legal Final Payment Date.

“Indenture”:  With respect to the Series 2007-1 Notes, the Amended and Restated Master Indenture, dated March 17, 2006, between Spirit Master Funding, LLC and the Indenture Trustee, as supplemented by this Series 2007-1 Supplement and any other Series Supplement, as applicable.

“Indenture Trustee Fee”:  With respect to the Series 2007-1 Notes, an amount equal to $10,000 per annum.

“Initial Purchaser”:  Each of Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC.

“Insurance Agreement”:  With respect to the Series 2007-1 Notes, the Insurance and Indemnity Agreement, dated March 29, 2007, among the Insurer, the Issuers, Spirit Finance, Spirit Finance Acquisitions, LLC and the Indenture Trustee.

“Insurance Policy”:  The certificate guaranty insurance policy issued to the Indenture Trustee for the benefit of the Series 2007-1 Noteholders pursuant to the provisions of the Insurance Agreement.

“Insurance Policy Proceeds Account”: The segregated account established in the name of the Indenture Trustee pursuant to Section 2.15(b) of the Indenture and Section 2.04.

“Insurance Premium Fee Letter”:   The Premium Fee Letter, dated the Series Closing Date, among the Issuers, Spirit Finance and the Insurer.

“Insured Obligations”:  As defined in the Insurance Policy.

“Insurer”:  With respect to the Series 2007-1 Notes, Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation.

“Insurer Default”:  With respect to the Insurance Policy and the Insurance Agreement, the existence and continuance of any of the following: (a) a failure of the Insurer to make a payment required under the Insurance Policy in accordance with the terms thereof; or (b) (i) the Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”), or any other similar federal or state law in the United States of

America relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization (an “Insolvency Law”), (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under any Insolvency Law, the Bankruptcy Code or any other similar federal or state law in the United States of America relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and non-appealable, or (ii) a court of competent jurisdiction, the New York or Wisconsin Department of Insurance or any other competent regulatory authority enters a final and non-appealable order, judgment or decree (X) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property, or (Y) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

“Insurer Premium”:  With respect to the Series 2007-1 Notes and any Payment Date, the premium payable in arrears to the Insurer pursuant to the Insurance Premium Fee Letter.

“Lease Transfer Mortgaged Property”:  As defined in the Property Management Agreement.

“Maximum Property Concentration”:  With respect to any date of determination: (i) with respect to the Property Concentration for any Business Sector, (a) in the case of Specialty Retailers as of any Determination Date, a percentage equal to 23.0% as of such Determination Date, (b) in the case of Education Facilities as of any Determination Date, a percentage equal to 10.0% as of such Determination Date, (c) in the case of Movie Theaters as of any Determination Date, a percentage equal to 12.5% as of such Determination Date, and (d) in the case of any other Business Sector (other than the Restaurant Business Sector, so long as no related Restaurant Concept exceeds 7.5% of the Allocated Collateral Amount of all Mortgage Loans and Mortgaged Properties) as of any Determination Date, a percentage no greater than 7.5% as of such Determination Date; (ii) with respect to the Property Concentration for any Tenant (including affiliates thereof), (x) in the case of the largest concentration of Tenants (including affiliates thereof) as of such Determination Date, a percentage equal to 7.0% as of such Determination Date and (y) in the case of the five (5) largest concentrations of Tenants (including affiliates thereof) as of such Determination Date, an aggregate percentage equal to 30.0% as of such Determination Date; (iii) with respect to the Property Concentration for any state, a percentage equal to 15.0% plus the Property Concentration of such state as of the Initial Closing Date; (iv) with respect to the Property Concentration for Ground Leases, a percentage equal to 2.0%; and (v) with respect to the Property Concentration for Leases pursuant to which Tenants pay Percentage Rent only, a percent equal to 1.0%.

“Property Concentrations”:  Concentrations, stated as a percentage, of (i) Business Sectors, (ii) Tenants (including affiliates of any Tenant), (iii) states, (iv) Ground Leases, and (v) Leases pursuant to which Tenants pay Percentage Rent only, and are calculated by dividing the aggregate of the Allocated Collateral Amount of the Mortgage Loans and the Mortgaged Properties included in the Collateral Pool, in each case, with respect to all (a) Leases of any single Business Sector, (b) Leases to any single Tenant (including affiliates of such Tenant), (c) Mortgaged Properties within any state, (d) Mortgaged Properties which are subject to Ground Leases and (e) Mortgaged Properties which are subject to Leases pursuant to which Tenants pay Percentage Rent only, in each case, by the aggregate Allocated Collateral Amount.

“Reinvestment Yield”:  The yield on United States Treasury Securities having the closest maturity (month and year) to the weighted average life of the Notes (prior to the application of any Voluntary Prepayment with respect thereto; if more than one such quoted United States Treasury Security has the same maturity date, then the yield of the United States Treasury Security quoted closest to par), plus 0.50%.

“Scheduled Series Balance”:  With respect to any Payment Date and the Series 2007-1 Notes, the amount set forth for such date on the Amortization Schedule annexed hereto as Schedule IV.

“Series 2007-1 Noteholder”:  With respect to any Series 2007-1 Note, the applicable Noteholder, as such term is further defined in the Indenture.

“Series Closing Date”:  March 29, 2007.

“Spirit SPE”:  Any special purpose, bankruptcy remote subsidiary (direct or indirect) of Spirit Finance (other than any Originator).

ARTICLE II

Creation of the Series 2007-1 Notes; payments on the 2007-1 notes

Section 2.01.          Designation.

(a)           There is hereby created a Series of Notes to be issued by the Issuers pursuant to the Indenture and this Series 2007-1 Supplement to be known as “Spirit Master Funding, Net-Lease Mortgage Notes, Series 2007-1.”  The Notes shall have the following Class designation, initial Class Principal Balance, Note Rate and Ratings:

Class Designation	Initial Class Principal Balance	Note Rate	Ratings (S&P/Moody’s)
Class A	$350,300,000	5.74%	AAA/Aaa

The Note Interest with respect to each Class of the Series 2007-1 Notes will be calculated on a 30/360 basis.

The Series 2007-1 Notes shall not have preference or priority over the Notes of any other Series except to the extent set forth in the Indenture. The Series 2007-1 Notes shall not be subordinate to any other Series.

(b)           The initial Payment Date with respect to the Series 2007-1 Notes shall be the Payment Date occurring on April 20, 2007.  The Legal Final Payment Date with respect to the Series 2007-1 Notes shall be in March 2022.  The Rated Final Payment Date with respect to the Series 2007-1 Notes shall be in March 2025.

(c)           The initial Collection Period with respect to the Series 2007-1 Notes shall be the period commencing on March 29, 2007 to and including April 9, 2007.

(d)           The Series 2007-1 Notes offered and sold shall be issued in the form of Book-Entry Notes. The Notes shall be issuable in minimum denominations of $100,000 and integral multiples of $1 in excess thereof.

Section 2.02.          Payments on the Series 2007-1 Notes.  On each Payment Date, the Indenture Trustee will apply and will pay the Series Available Amount with respect to the Series 2007-1 Notes for such Payment Date for the following purposes and in the following order of priority:

(1)             to the Insurer, the earned and unpaid Insurer Premium due as of such Payment Date;
(2)             to the Class A Noteholders, the Note Interest with respect to the Class A Notes, plus unpaid Note Interest with respect to the Class A Notes from any prior Payment Date, together with interest on any such unpaid Note Interest at the Note Rate applicable to the Class A Notes;
(3)             (I) so long as no Early Amortization Event or Event of Default has occurred and is continuing, until the Class Principal Balance of the Class A Notes has been reduced to zero, to the Class A Noteholders, an amount up to the sum of the Scheduled Principal Payments and all Unscheduled Principal Payments allocable to Series 2007-1 for such Payment Date, or (II) if an Early Amortization Event or Event of Default has occurred and is continuing, on a pro rata basis based on unpaid principal amounts, to the Class A Noteholders, in respect of unpaid principal of the Class A Notes, up to an aggregate amount equal to the applicable Series Available Amount remaining for such Payment Date;
(4)             to the Insurer, an amount equal to the aggregate amount of unreimbursed payments made under the Insurance Policy and all other amounts owed to the Insurer under the Insurance Policy and the Insurance Agreement and interest on such amounts at the rate agreed upon between the Insurer and the Issuers; and
(5)             to the Class A Noteholders, the Make Whole Payments allocated to the Series 2007-1 Notes, if any, due on such Payment Date, together with any unpaid Make Whole Payments allocated to the Series 2007-1 Notes from any prior Payment Date.

Only the Insurer may waive the occurrence of an Early Amortization Event under clause (b) of the definition of “Early Amortization Event” (as such definition is set forth in this Series 2007-1 Supplement).

Section 2.03.          Redemption of the Notes.  On any Payment Date prior to the applicable Legal Final Payment Date, the Issuers may redeem the Series 2005-1 Notes, Series 2006-1 Notes, Series 2007-1 Notes or, as provided in the applicable Supplement, any other Series, in whole or in part in accordance with the Indenture at a price equal to the outstanding principal amounts thereof plus accrued and unpaid interest thereon, the applicable Make Whole Payments, if any, and any outstanding expenses with respect to such redemption.

Section 2.04.          The Insurance Policy Proceeds Account.  The Indenture Trustee shall, prior to the Series Closing Date, establish the Insurance Policy Proceeds Account at Citibank, N.A., in its name, as Indenture Trustee, bearing a designation clearly indicating that such account and all funds deposited therein are held for the exclusive benefit of the Series 2007-1 Noteholders, over which the Indenture Trustee shall have exclusive control and the sole right of withdrawal, and in which none of the Issuers or any other Person shall have any legal or beneficial interest.  Amounts held in the Insurance Policy Proceeds Account shall be held uninvested.

Section 2.05.          Limitations Regarding Repurchases, Substitutions and Acquisitions.  Except with respect to repurchases or substitutions by the applicable Originator or Support Provider due to a Collateral Defect, each Issuer may only sell or exchange its related Mortgaged Property or Mortgage Loan to or with any of its Affiliates subject to the following conditions: (a) such Issuer may sell or exchange such Mortgaged Property or Mortgage Loan only to or with a Spirit SPE that is not the Originator of such Mortgaged Property or Mortgage Loan or, in the case of such Mortgaged Properties or Mortgage Loans that are Delinquent Assets or Defaulted Assets, to or with the Property Manager, the Special Servicer or a Spirit SPE that is not the Originator thereof, (b) the aggregate Collateral Value of all Mortgaged Properties and Mortgage Loans owned by an Issuer that are sold to or exchanged with affiliates of that Issuer and are not related to Delinquent Assets or Defaulted Assets may not exceed 10% of the Collateral Value of the Mortgage Loans and Mortgaged Properties (that do not otherwise secure a Mortgage Loan) owned by that Issuer as of the Series Closing Date, and (c) the aggregate Collateral Value of all Mortgaged Properties and Mortgage Loans owned by an Issuer that are sold to affiliates of that Issuer and are related to Delinquent Assets or Defaulted Assets may not exceed 10% of the Collateral Value of the Mortgage Loans and Mortgaged Properties (that do not otherwise secure a Mortgage Loan) owned by that Issuer as of the Series Closing Date; provided, that, subject to receipt of an Opinion of Counsel regarding certain matters of bankruptcy law, such 10% limitation may be waived by the Insurer.

The aggregate Collateral Value of Qualified Substitute Mortgage Loans and Qualified Substitute Mortgaged Properties acquired by the Issuers from Affiliates thereof (including with proceeds from sales to third parties) may not exceed:  (i) in any 12-month period, 10% of the Aggregate Collateral Value as of the Series Closing Date and (ii) over the term of the Notes, 25% of the Aggregate Collateral Value as of the

Series Closing Date; provided, however, that, upon the consent of the Insurer and subsequent to such consent provision of 20 days’ notice to the Rating Agencies,  the foregoing limitations will not include Qualified Substitute Mortgage Loans or Qualified Substitute Mortgaged Properties from parties unaffiliated with Spirit Finance; provided, further, that the foregoing limitations will not include any mortgaged properties substituted pursuant to any Third Party Purchase Options or any Lease Transfer Mortgaged Properties.  In addition, the acquisition of any Qualified Substitute Mortgaged Property or Qualified Substitute Mortgage Loan by an Issuer may not cause: (i) the Property Concentration of Recreational Facilities on any such date of acquisition to exceed the applicable percentage set forth on the Series Closing Date; and (ii) subject to ten (10) Business Days’ notification to the Rating Agencies, the Property Concentration of the Retail Industry Group (excluding Specialty Retailers) on any such date of acquisition to be less than 40%.

ARTICLE III

Representations and Warranties

Section 3.01.           Representations and Warranties.

(a)            The Issuers and the Indenture Trustee hereby restate as of the Series Closing Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Section 5.06 and Section 9.04, as applicable, of the Indenture.

(b)            Each of the parties hereto make the following representations:

(i)           it has full corporate power and authority to execute, deliver and perform under this Series 2007-1 Supplement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this Series 2007-1 Supplement is in the ordinary course of its business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of its organizational documents, or any material agreement or instrument to which it is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject, except any such violation that would not result in a material adverse effect on the business or financial condition of such party or the enforceability of any of the Transaction Documents.  The execution, delivery and performance by it of this Series 2007-1 Supplement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action.  This Series 2007-1 Supplement has been duly executed and delivered by it and constitutes the valid and legally binding obligation of it enforceable against it in accordance with its terms; and

(ii)          No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by it in connection with the execution, delivery or performance by it of this Series 2007-1 Supplement, or the consummation by it of the transactions contemplated hereby, except such as have already been obtained.

Section 3.02.          No Default.  The Issuers hereby represent and warrant to the Series 2007-1 Noteholders and the Indenture Trustee that, as of the Series Closing Date, no Event of Default has occurred and is continuing.

Section 3.03.          Conditions Precedent Satisfied.  The Issuers hereby represent and warrant to the Series 2007-1 Noteholders and the Indenture Trustee that, as of the Series Closing Date, each of the conditions precedent set forth in the Indenture, including but not limited to those conditions precedent set forth in Section 2.04(e) thereof, have been satisfied.

Section 3.04.          Collateral Representations and Warranties.  The Issuers hereby represent and warrant to the Indenture Trustee on behalf of the Noteholders and the Insurers that the representations and warranties set forth on Exhibit A hereto are true and correct as of the Series Closing Date (or such other date as is set forth in any such representation or warranty) with respect to the Mortgage Loans, Mortgaged Properties and Leases Granted by such Issuer on or prior to the Series Closing Date, except as otherwise set forth in Exhibit A hereto.

ARTICLE IV

Miscellaneous Provisions

Section 4.01.          Ratification of Indenture.  As supplemented by this Series 2007-1 Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by the Series 2005-1 Supplement, the Series 2006-1 Supplement and this Series 2007-1 Supplement, shall be read, taken and construed as one and the same instrument.

Section 4.02.          Actions by Controlling Party.  So long as no Insurer Default has occurred and is continuing, the Insurer, and at any time that an Insurer Default has occurred and is continuing, Series 2007-1 Noteholders representing more than 50% of the Aggregate Note Principal Balance of the Series 2007-1 Notes, will be entitled to exercise the rights and remedies of the Series 2007-1 Noteholders with respect to actions taken by the Controlling Party pursuant to the Indenture.

Section 4.03.          Counterparts.  This Series 2007-1 Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

Section 4.04.          Governing Law.  THIS SERIES 2007-1 SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE

PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 4.05.          Beneficiaries.  As supplemented by this Series 2007-1 Series Supplement, the Indenture shall inure to the benefit of and be binding upon the parties hereto, the Series 2007-1 Noteholders, and their respective successors and permitted assigns.  No other Person shall have any right or obligation hereunder.

Section 4.06.          Limited Recourse.  Notwithstanding anything to the contrary herein or otherwise in the Indenture, the Series 2007-1 Notes are nonrecourse obligations solely of the Issuers and shall be payable only from the Collateral Pool and from drawings on the Insurance Policy.  Upon the exhaustion of the Collateral included in the Collateral Pool, any liabilities of the Issuers hereunder shall be extinguished.  Each Series 2007-1 Noteholder shall be deemed to have agreed, by acceptance of its Note, not to file or join in filing any petition in bankruptcy or commence any similar proceeding in respect of any Issuer for a period of two years and 31 days following payment in full of all of the Notes issued or co-issued by such Issuer under the Indenture.

Section 4.07.          Notice to the Insurer and the Rating Agencies.  Any communication provided for or permitted hereunder or otherwise pursuant to the Indenture shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid, or if transmitted by facsimile and confirmed in a writing delivered or mailed as aforesaid, to: (i) in the case of the Insurer, Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention:  Structured Finance—Mortgage-Backed Securities Group, facsimile number: (212) 363-1459, with a copy to, Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, Attention:  Pat Quinn, facsimile number (212) 909-5870; (ii) in the case of S&P, Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York, 10004, Attention:  Asset-Backed Surveillance Department, facsimile number: (212) 438-2435; and (iii) in the case of Moody’s, Moody’s Investor Services, Inc., 99 Church Street, New York, New York 10007, Attention:  Asset-Backed Monitoring, facsimile number: (212) 553-1350; or, as to each such Person, such other address or facsimile number as may hereafter be furnished by such Person to the parties hereto in writing.

IN WITNESS WHEREOF, the Issuers and the Indenture Trustee have caused this Series 2007-1 Supplement to be duly executed and delivered by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

SPIRIT MASTER FUNDING, LLC
as an Issuer

By:	/s/ Jeffrey M. Fleischer
Name: Jeffrey M. Fleischer
Title: Senior Vice President

SPIRIT MASTER FUNDING II, LLC
as an Issuer

By:	/s/ Gregg A. Seibert
Name: Gregg A. Seibert
Title: Senior Vice President

SPIRIT MASTER FUNDING III, LLC
as an Issuer

By:	/s/ Gregg A. Seibert
Name: Gregg A. Seibert
Title: Senior Vice President

CITIBANK, N.A.
not in its individual capacity but solely as
Indenture Trustee

By:	/s/ John Hannon
Name: John Hannon
Title: Vice President

EXHIBIT A

REPRESENTATIONS AND WARRANTIES

SPIRIT MASTER FUNDING, LLC, SPIRIT MASTER FUNDING II, LLC and SPIRIT MASTER FUNDING III, LLC, each a Delaware limited liability company (each, an “Issuer”), on this 29th day of March, 2007, hereby deliver this Issuer Certification pursuant to that certain Indenture, dated as of March 17, 2006 (the “Indenture”) and that certain Amended and Restated Property Management and Servicing Agreement, dated as of March 17, 2006 (the “Property Management Agreement”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture, and if not set forth in the Indenture, in the Property Management Agreement.

1.             Mortgage Loans.  With respect to each Mortgage Loan (as identified in Schedule I-A), the applicable Issuer hereby represents and warrants with respect to any Mortgage Loans pledged by it prior to the Series Closing Date or purchased or substituted by such Issuer from a third party (subject to Section 2.05 of the Property Management Agreement), as of the date herein below specified or, if no such date is specified, as of the Series Closing Date, except as set forth on Schedule I hereto, that:

(a)           Immediately prior to the transfer and assignment of the Mortgage Loan to such Issuer, the applicable Originator had good and insurable fee title to, and was the sole owner and holder of, the Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to the Mortgage Loan.  Such transfer and assignment from the applicable Originator to such Issuer of the Mortgage Loan by collateral assignment and by individual allonges of the Mortgage Notes and Assignments of the Mortgages in blank validly assigns all of such Originator’s right, title and ownership of the Mortgage Loan to such Issuer (and, with respect to the Mortgage, to the Collateral Agent) free and clear of any pledge, lien, encumbrance or security interest.

(b)           The applicable Originator has full right and authority to sell, contribute, assign and transfer the Mortgage Loan to such Issuer.  The entire agreement with the applicable Originator (whether originated by such Originator or a different originator) is contained in the Loan Documents and there are no warranties, agreements or options regarding such Mortgage Loan or the related Mortgaged Property not set forth therein.  Other than the Loan Documents, there are no agreements between any predecessor in interest in the Mortgage Loan and the Borrower.

(c)           The information pertaining to the Mortgage Loan set forth in the mortgage loan schedule attached to the related Purchase and Sale Agreement was true and correct in all material respects as of the related Transfer Date.  The Mortgage Loan was originated or acquired in accordance with, and fully complies with, the related underwriting guidelines in all material respects.  The related Loan File contains all of the documents and instruments required to be contained therein.

(d)           The following are “Permitted Exceptions” with respect to the Mortgage Loan and the related Mortgaged Properties and Leases: (i) liens for real estate taxes and special assessments not yet due and payable or due but not yet delinquent, (ii) covenants, conditions and restrictions, rights-of-way, easements and other matters of public record, such exceptions being of a type or nature that are acceptable to mortgage lending institutions generally, (iii) those purchase options described under “Description of the Mortgage Loans, the Mortgaged Properties and the Leases —Terms Governing the Leases—Third Party Purchase Option” in the related Private Placement Memorandum and (iv) other matters to which like properties are commonly subject, which matters referred to in clauses (i), (ii), (iii), and (iv) do not, individually or in the aggregate, materially interfere with the value of the Mortgaged Property, or do not materially interfere or restrict the current use or operation of the Mortgaged Property relating to the Mortgage Loan or do not materially interfere with the security intended to be provided by the Mortgage, the current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan.  Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places necessary to perfect a valid first priority security interest in all items of personal property defined as part of the Mortgaged Property and in all cases, subject to a purchase money security interest and to the extent perfection may be effected pursuant to applicable law solely by recording or filing Financing Statements.

(e)           The related Mortgage constitutes a valid, legally binding and enforceable first priority lien upon the related Mortgaged Property securing the Mortgage Loan and the improvements located thereon and forming a part thereof, prior to all other liens and encumbrances, except for Permitted Exceptions.  The lien of the Mortgage is insured by an American Land Title Association (or an equivalent form thereof as adopted in the applicable jurisdiction) mortgagee’s title insurance policy (a “Title Policy”), issued by a nationally recognized title insurance company, insuring the originator of the Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan after all advances of principal, subject only to Permitted Exceptions (or, if a Title Policy has not yet been issued in respect of the Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance “marked up” (or by “pro-forma” otherwise agreed to in a closing instruction letter countersigned by the title company) as of the closing date of the Mortgage Loan).  Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder.  Neither the applicable Originator nor the Issuer (as applicable) has, by act or omission, done anything that would materially impair the coverage under such Title Policy.  Immediately following the transfer and assignment of the Mortgage Loan to such Issuer, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of such Issuer without the consent of or notice to the insurer.

(f)            Neither the applicable Originator nor the Issuer (as applicable) has waived any material default, breach, violation or event of acceleration existing under the Mortgage or Mortgage Note.

(g)           The Borrower has not waived any material default, breach, violation or event of acceleration by the Tenant existing under the Lease.

(h)           There is no valid offset, defense or counterclaim to the payment or performance obligations of the Mortgage Loan.

(i)            The Mortgaged Property securing the Mortgage Loan is free and clear of any damage that would materially and adversely affect its value as security for the Mortgage Loan.  No proceeding for the condemnation of all or any material portion of the Mortgaged Property has been commenced.

(j)            The Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

(k)           The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.  All costs, fees and expenses incurred in making, closing and recording the Mortgage Loan, including, but not limited to, mortgage recording taxes and recording and filing fees relating to the origination of such Mortgage Loan, have been paid.  Any and all requirements as to completion of any on-site or off-site improvement by the Borrower and as to disbursements of any escrow funds therefor that were to have been complied with have been complied with.

(l)            The Borrower under the related Mortgage Note, Mortgage and all other Loan Documents had the power, authority and legal capacity to enter into, execute and deliver the same, and, as applicable, such Mortgage Note, Mortgage and other Loan Documents have been duly authorized, properly executed and delivered by the parties thereto, and each is the legal, valid and binding obligation of the maker thereof (subject to any non recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(m)          All improvements upon the Mortgaged Property securing the Mortgage Loan are insured under insurance policies (as described in a schedule to the related Purchase and Sale Agreement entitled the “Insurance Schedule”).  The Loan Documents require the Borrower to maintain, or cause the Tenant to maintain, and the Lease requires the Tenant to maintain, insurance coverage described on the Insurance Schedule and all insurance required under applicable law including, without limitation, insurance against loss by hazards with extended coverage in an amount (subject to a customary deductible) at least equal to the full replacement cost of the improvements located on such Mortgaged Property, including without limitation, flood insurance if any portion of the improvements located upon the Mortgaged Property was, at the time of the origination of the Mortgage Loan, in a flood zone area as identified in the Federal Register by the Federal Emergency Management Agency as a 100 year flood zone or special hazard area, and flood insurance was available under the then current guidelines of the Federal Insurance Administration and is in effect with a generally acceptable insurance carrier.  The Loan Documents require the Borrower to maintain, or to cause the Tenant to maintain, on the Mortgaged Property securing any Mortgage Loan a fire and extended perils insurance policy, in an amount not less than the replacement cost and the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property. All such insurance policies contain a standard “additional insured” clause (or similar clause) naming the Borrower (as landlord under the related Lease), its successors and assigns (including, without limitation, subsequent owners of the Mortgaged Property), as additional insured, and may not be reduced, terminated or canceled without thirty (30) (and, in some cases, ten (10)) days’ prior written notice to the additional insured.  In addition, the Mortgage requires the Borrower to (i) cause the holder of the Mortgage to be named as an additional insured mortgagee, and (ii) maintain (or to require the Tenant to maintain) in respect of the Mortgaged Property workers’ compensation insurance (if applicable), commercial general liability insurance in amounts generally required by such holder of the Mortgage, and at least 6 months’ rental or business interruption insurance.  The related Loan Documents obligate the Borrower to maintain such insurance and, at such Borrower’s failure to do so, authorizes the mortgagee to maintain such insurance at the Borrower’s cost and expense and to seek reimbursement therefor from such Borrower.  Each such insurance policy, as applicable, is required to name the holder of the Mortgage as an additional insured or contain a mortgagee endorsement naming the holder of the Mortgage as loss payee and requires prior notice to the holder of the Mortgage of termination or cancellation, and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured.  There have been no acts or omissions that would impair the coverage of any such insurance policy or the benefits of the mortgage endorsement.  All insurance contemplated in this section is maintained with insurance companies with a General Policy Rating of “A” or better by S&P or “A:VI” or better by Best’s Insurance Guide and are licensed to do business in the state wherein the Borrower or the Mortgaged Property subject to the policy, as applicable, is located.

(n)           As of the Series Closing Date, with the exception of the 67 Mortgaged Properties securing 67 Mortgage Loans, representing approximately 2.5% of the Mortgaged Properties (by Allocated Collateral Amount), for each of which there is an environmental insurance policy in place, the Mortgaged Property securing the Mortgage Loan was subject to one or more environmental site assessments or reports (or an update of a previously conducted assessment or report) prior to the origination of such Mortgage Loan, and neither the applicable Originator nor the Issuer (as applicable) has knowledge of any material and adverse environmental conditions or circumstance affecting such Mortgaged Property that was not disclosed in the related assessment or report(s).  There are no material and adverse environmental conditions or circumstances affecting the Mortgaged Property securing any such Mortgage Loan other than, with respect to any adverse environmental condition described in such report, those conditions for which remediation has been completed and, thereafter, to the extent that such report or remediation program is so recommended: (i) a program of annual integrity testing and/or monitoring was recommended and implemented in connection with the Mortgaged Property securing any such Mortgage Loan or an adjacent or neighboring property; (ii) an operations and maintenance plan or periodic monitoring of such Mortgaged Property or nearby properties was recommended and implemented; or (iii) a follow-up plan was otherwise required to be taken under CERCLA or under regulations established thereunder from time to time by the Environmental Protection Agency, and such plan has been implemented in the case of (i), (ii) and (iii) above.  The Borrower determined in accordance with the related underwriting guidelines that adequate funding was available for such program or plan, as applicable.  The applicable Originator has not taken any action with respect to the Mortgage Loan or the Mortgaged Property securing such Mortgage Loan that could subject such Issuer, or its successors and assigns in respect of the Mortgage Loan, to any liability under CERCLA or any other applicable federal, state or local environmental law, and neither such Originator nor the Issuer (as applicable) has received any actual notice of a material violation of CERCLA or any applicable federal, state or local environmental law with respect to the Mortgaged Property securing such Mortgage Loan that was not disclosed in the related report.  The Mortgage or other Loan Documents require the Borrower (and the Leases require the Tenant) to comply with all applicable federal, state and local environmental laws and regulations.

(o)           The Mortgage Loan is not cross-collateralized with any mortgage loan that is not included in the Collateral Pool.

(p)           The terms of the Mortgage, Mortgage Note and other Loan Documents have not been impaired, waived, altered, modified, satisfied, canceled or subordinated in any material respect, except by written instruments that are part of the Loan File, recorded or filed in the applicable public office if necessary to maintain the priority of the lien of the related Mortgage.

(q)           There are no delinquent taxes, ground rents, assessments for improvements or other similar outstanding lienable charges affecting the related Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the Mortgage.  For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

(r)            Except for any Mortgage Loan secured by a Ground Lease, the interest of the Borrower in the Mortgaged Property consists of a fee simple estate in real property.

(s)           The Mortgage Loan is a whole loan and not a participation interest.

(t)            The assignment of the Mortgage referred to in the Loan File constitutes the legal, valid and binding assignment of such Mortgage from the relevant assignor to such Issuer or to the Collateral Agent.  The Assignment of Leases and Rents set forth in the Mortgage or separate from the Mortgage and related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and, subject only to Permitted Exceptions, enforceable first priority lien and first priority security interest in the Borrower’s interest in all leases, subleases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the Mortgage, and each assignor thereunder has the full right to assign the same.  The related assignment of Mortgage or any assignment of leases and rents not included in a Mortgage, executed and delivered in favor of the Issuer is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor’s right, title and interest in, to and under such assignment of leases and rents.

(u)           All escrow deposits relating to the Mortgage Loan that are required to be deposited with the holder of the Mortgage Loan or its agent have been so deposited.

(v)           As of the date of origination of such Mortgage Loan and, as of the Transfer Date, as the case may be, the Mortgaged Property securing such Mortgage Loan was and is free and clear of any mechanics’ and materialmen’s liens or liens in the nature thereof which create a lien prior to that created by the Mortgage, except those which are insured against by the Title Policy referred to in paragraph (e) above.

(w)          As of the date of the origination of the Mortgage Loan, no improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property securing such Mortgage Loan at the time of origination of the Mortgage Loan lay outside the boundaries and building restriction lines of such property in any way that would materially and adversely affect the value of such Mortgaged Property or the ability to operate the Mortgaged Property under the related Lease (unless affirmatively covered by the title insurance referred to in paragraph (e) above), and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent.

(x)            (i) There exists no material default, breach or event of acceleration under the Mortgage Loan or any of the Loan Documents or the related Lease, if any, (ii) there exists no event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration, (iii) no payment on any Mortgage Loan is, or has previously been during any time owned by the applicable Originator or such Issuer, 30 or more days delinquent, and (iv) no payment on any related Lease is or has previously been 30 or more days delinquent; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered or addressed by any other representation and warranty made by such Originator with respect to the Mortgage Loan.

(y)           In connection with the origination of the Mortgage Loan, the applicable Originator inspected or caused to be inspected the Mortgaged Property securing the Mortgage Loan by inspection, appraisal or otherwise as required in such Originator’s underwriting guidelines then in effect.

(z)            The Mortgage Loan contains no equity participation by or shared appreciation rights in the lender or beneficiary under the Mortgage, and does not provide for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property securing the Mortgage Loan, or for negative amortization.

(aa)         No holder of the Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property securing the Mortgage Loan, directly or indirectly, for the payment of any amount required by the Mortgage Loan (other than amounts paid by the Tenant as specifically provided under the related Lease).

(bb)         To the applicable Originator’s knowledge, based on due diligence customarily performed in the origination or acquisition of comparable mortgage loans by such Originator, as of the date of origination or acquisition of the Mortgage Loan, the related Borrower, was in compliance with all applicable laws relating to the ownership and operation of any Mortgaged Property securing the Mortgage Loan as then operated and was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of such Mortgaged Property as operated.  With respect to any Mortgaged Property operated as a franchised property, and except with respect to Mortgage Loans for which the related Tenant is the franchisor, the Tenant of such Mortgaged Property has entered into a legal, valid, and binding franchise agreement and such lessee operator has represented in the applicable lease documents that, as of the date of origination or acquisition of the Mortgage Loan, there were no defaults under the franchise agreement by such Tenant.

(cc)         The origination, servicing and collection practices the applicable Originator or Issuer used with respect to the Mortgage Loan since such Originator’s origination or, as applicable, such Originator’s or Issuer’s acquisition thereof have complied with applicable law in all material respects and are consistent and in accordance with the terms of the related Loan Documents and in accordance with the applicable servicing standard and customary industry standards.

(dd)         The Mortgage or Mortgage Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph (l) above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the Mortgaged Property securing the Mortgage Loan of the principal benefits of the security intended to be provided thereby, including the right of foreclosure under the laws of the state in which the Mortgaged Property securing the Mortgage Loan is located.

(ee)         The Mortgage provides that insurance proceeds and condemnation proceeds will be applied for one of the following purposes: to restore or repair the Mortgaged Property securing the Mortgage Loan; to repay the principal of the Mortgage Loan; or to be used as otherwise directed by the holder of such Mortgage.

(ff)           There are no actions, suits, legal, arbitration or administrative proceedings or investigations by or before any court or governmental authority or, to the best of the applicable Originator’s or Issuer’s knowledge, as applicable, pending against or affecting the Borrower or the Mortgaged Property securing the Mortgage Loan that, if determined adversely to such Borrower or the Mortgaged Property securing the Mortgage Loan, would materially and adversely affect the value of the Mortgaged Property securing the Mortgage Loan or the ability of the Borrower to pay principal, interest or any other amounts due under the Mortgage Loan or the related Lease, as applicable.

(gg)         If the Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage.  Except in connection with a trustee’s sale or as otherwise required by applicable law, after default by the Borrower, no fees or expenses are payable to such trustee.

(hh)         Except in cases where either (i) a release of a portion of the Mortgaged Property securing the Mortgage Loan was contemplated at origination of the Mortgage Loan and such portion was not considered material for purposes of underwriting the Mortgage Loan, or (ii) release is conditioned upon the satisfaction of certain underwriting and legal requirements and the payment of a release price, neither the Mortgage Note nor the Mortgage requires the holder thereof to release all or any portion of the Mortgaged Property securing the Mortgage Loan from the lien of the Mortgage except upon payment in full of all amounts due under the Mortgage Loan.

(ii)           The Mortgage does not permit the Mortgaged Property securing the Mortgage Loan to be encumbered by any lien junior to or of equal priority with the lien of the Mortgage (excluding any lien relating to another Mortgage Loan that is cross collateralized with the Mortgage Loan) without the prior written consent of the holder thereof.

(jj)           The Borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding.

(kk)         As of the date of origination or acquisition of the Mortgage by the applicable Originator, the Borrower, if not a natural person, was duly organized and validly existing under the laws of the state of its jurisdiction.

(ll)           The Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without complying with the requirements of the Mortgage Loan, the Mortgaged Property securing the Mortgage Loan, or any controlling interest in the Borrower, is directly or indirectly transferred or sold.

(mm)       The Loan Documents for the Mortgage Loan provide that the Borrower is to provide periodic financial and operating reports including, without limitation, annual profit and loss statements, statements of cash flow and other related information that such Issuer reasonably requests from time to time.

(nn)         To the applicable Originator’s actual knowledge, based upon zoning letters, zoning reports, the Title Policy insuring the lien of the Mortgage, historical use and/or other due diligence customarily performed by such Originator in connection with the origination of the Mortgage Loan, the improvements located on or forming part of such Mortgaged Property securing the Mortgage Loan comply in all material respects with applicable zoning laws and ordinances (except to the extent that they may constitute legal non-conforming uses).

(oo)         Any Mortgaged Property securing the Mortgage Loan is located within one of the 50 United States or the District of Columbia.

(pp)         With respect to the Mortgage Loan if secured by a Mortgaged Property located in “seismic zones” 3 or 4, the Borrower or such Issuer (or an affiliate of such Issuer) has obtained, and is required under the Loan Documents to maintain, earthquake insurance with respect to the improvements on and forming a part of such Mortgaged Property, or is required to cause the Tenant to maintain (and the Tenant has obtained) earthquake insurance if such Mortgaged Property is located in any such area.

(qq)         The applicable Originator does not have knowledge of any circumstance or condition with respect to such Mortgage Loan, the Mortgaged Property securing the Mortgage Loan, the related Lease or the Borrower’s or the Tenant’s credit standing that could reasonably be expected to cause such Issuer to regard such Mortgage Loan as unacceptable security, cause such Mortgage Loan or the related Lease to become delinquent or have a material adverse effect on the value or marketability of such Mortgage Loan.

(rr)           The Mortgaged Property securing the Mortgage Loan has adequate rights of access to public rights-of-way and is served by utilities, including, without limitation, adequate water, sewer, electricity, gas, telephone, sanitary sewer, and storm drain facilities. All public utilities necessary to the continued use and enjoyment of the Mortgaged Property securing the Mortgage Loan as presently used and enjoyed are located in such public rights-of-way abutting such Mortgaged Property or are the subject of access easements for the benefit of the Mortgaged Property, and all such utilities are connected so as to serve such Mortgaged Property without passing over other property or are the subject of access easements for the benefit of such Mortgaged Property. All roads necessary for the full use of the Mortgaged Property securing the Mortgage Loan for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of such Mortgaged Property.

(ss)         With respect to any Mortgage Loan where all or a material portion of the Mortgaged Property securing such Mortgage Loan is a leasehold estate, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel letter or other writing received from the Ground Lessor included in the related Loan File and, if applicable, the related Mortgage:

(1)           The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded.  The Ground Lessor has permitted the interest of the Ground Lessee to be encumbered by the related Mortgage.  To the best of the applicable Originator’s or Issuer’s knowledge, as applicable, there has been no material change in the terms of the Ground Lease since its recordation, except by any written instruments which are included in the related Loan File.

(2)           The Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns.

(3)           The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, can be exercised, and is enforceable, by the lender) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan.

(4)           Based on the Title Policy referenced in paragraph (e) above, the Ground Leasehold interest is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject to permitted encumbrances and liens that encumber the Ground Lessor’s fee interest.

(5)           The Ground Lease is assignable to the lender and its assigns without the consent of the Ground Lessor thereunder.

(6)           The Ground Lease is in full force and effect and no default has occurred under the Ground Lease and there is no existing condition which, but for the passage of time or the giving of notice, would result in a material default under the terms of the Ground Lease.

(7)           The Ground Lessor is required to give notice of any default by the related lessee to the lender.

(8)           The lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings, or to take other action so long as the lender is proceeding diligently) to cure any default under the Ground Lease, which is curable after the receipt of notice of any default, before the Ground Lessor thereunder may terminate the Ground Lease.

(9)           Either (i) the Ground Lease does not impose restrictions on subletting or (ii) the Ground Lessor has consented to the existing Ground Lease with respect to the related Mortgaged Property securing the related Mortgage Loan.  The Ground Lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the Ground Lease for any reason, or in any material manner, which would adversely affect the security provided by the related Mortgage.

(10)         Any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) is required to be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, except that in the case of condemnation awards, the Ground Lessor may be entitled to a portion of such award.

(11)         Any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property is required to be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except as provided by applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan).  Until the principal balance and accrued interest are paid in full, neither the lessee nor the Ground Lessor under the Ground Lease has an option to terminate or modify the Ground Lease without the prior written consent of the lender as a result of any casualty or partial condemnation, except to provide for an abatement of the rent.

(12)         Provided that the lender cures any defaults which are susceptible to being cured, the Ground Lessor has agreed to enter into a new lease upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(tt)           With respect to Mortgage Loans originated after the Series Closing Date and with respect to any Qualified Substitute Mortgage Loans purchased or substituted by such Issuer from a third party, each Mortgage Loan and the related Mortgaged Property securing the Mortgage Loan are required to be originated pursuant to the Indenture and the Property Management Agreement in accordance with the related underwriting guidelines (subject to any material modifications approved by the Insurer), any Originator Form Documents or in accordance with a Borrower’s, Tenant’s or different form of document that is otherwise approved by the applicable Originator on a case by case basis in a manner that provides such Originator to receive the substantive benefits intended to be realized under the material terms of the Originator Form Documents.

(uu)         The Mortgage Loan is not a construction loan.

2.             Mortgaged Properties and Leases.  With respect to each Mortgaged Property (as identified in Schedule II-A), the applicable Issuer hereby represents and warrants with respect to any Mortgaged Properties pledged by it prior to the Series Closing Date or purchased or substituted by such Issuer from a third party (subject to Section 2.05 of the Property Management Agreement), as of the date herein below specified or, if no such date is specified, as of the Series Closing Date, except as set forth on Schedule II hereto, that:

(a)           Such Originator or Issuer, as applicable, owns such Mortgaged Property or Lease free and clear of any and all liens and other encumbrances except for the Permitted Exceptions.  The following are “Permitted Exceptions” with respect to such Mortgaged Properties and Leases: (i) liens for real estate taxes and special assessments not yet due and payable or due but not yet delinquent, (ii) covenants, conditions and restrictions, rights-of-way, easements and other matters of public record, such exceptions being of a type or nature that are acceptable to mortgage lending institutions generally, (iii) those purchase options described under “Description of the Mortgage Loans, the Mortgaged Properties and the Leases—Terms Governing the Leases—Third Party Purchase Option” in the related Private Placement Memorandum and (iv) other matters to which like properties are commonly subject, which matters referred to in clauses (i), (ii), (iii) and (iv) do not, individually or in the aggregate, materially interfere with the value of such Mortgaged Property, or do not materially interfere or restrict the current use or operation of such Mortgaged Property relating to the Lease or do not materially interfere with the security intended to be provided by any mortgage, the current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate net operating income sufficient to service the Lease. Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places necessary to perfect a valid first priority security interest in all items of personal property defined as part of the Mortgaged Property and in all cases, subject to a purchase money security interest and to the extent perfection may be effected pursuant to applicable law solely by recording or filing Financing Statements.

(b)           The applicable Originator or Issuer (as applicable) has full right and authority to sell, contribute, assign, mortgage, pledge and transfer its interest in such Lease and Mortgaged Property or, to the extent that consent of a Tenant is required, such consent has been obtained.

(c)           The information set forth in the lease schedule (attached to the related Purchase and Sale Agreement) with respect to such Mortgaged Property and Lease was true and correct in all material respects as of the related Transfer Date.

(d)           Such Lease was not delinquent (giving effect to any applicable grace period) in the payment of any Monthly Lease Payments (other than Percentage Rents that are being recalculated with respect to certain Leases set forth in the lease schedule attached to the related Purchase and Sale Agreement) as of the Series Closing Date, and has not been during the time owned by the applicable Originator, 30 days or more delinquent in respect of any Monthly Lease Payment required thereunder.

(e)           Lessor estoppels containing protection provisions have been obtained from the owner of the fee simple interest in each Property in which the applicable Originator or Issuer (as applicable) has only a ground leasehold interest.

(f)            With respect to the related Lease for the Mortgaged Property, (i) there exists no material default, breach or event of acceleration under the Lease or any other agreement, document or instrument executed in connection with such Lease, (ii) to the applicable Originator’s or Issuer’s (as applicable) knowledge, there exists no event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration under the Lease, and (iii) there exists no material default, breach or event of acceleration under the Lease which such Originator or Issuer, as applicable, as landlord, or its servicer is not pursuing to cure, resolve or otherwise pursue remedies under the Lease with diligence.

(g)           Neither such Lease nor any other agreement, document or instrument executed in connection with such Lease has been waived, modified, altered, satisfied, cancelled or subordinated in any material respect, and such Lease has not been terminated or cancelled, nor has any instrument been executed that would effect any such waiver, modification, alteration, satisfaction, termination, cancellation, subordination or release, except in each case by a written instrument that is part of the related Lease File.

(h)           The Mortgaged Property is covered by a Title Policy, issued during the 6 months after the date of transfer thereof, in an amount at least equal to the initial Appraised Value of such Mortgaged Property.  The Title Policy insures, as of the date of such policy, that the Collateral Agent has a valid security interest in such Mortgaged Property, subject only to the Permitted Exceptions (to the extent stated therein); such Title Policy is in full force and effect and names the Collateral Agent as a mortgagee of record; as of the Series Closing Date, all premiums for the Title Policy have been paid; and as of the Series Closing Date, no material claims have been made thereunder.  The Title Policy has been issued by a company licensed to issue such policies in the state in which such Mortgaged Property is located.

(i)            The Lease is not a Defaulted Asset or a Delinquent Asset as of the related Transfer Date.

(j)            At commencement of the Lease, the Tenant had all material licenses, permits and material agreements, including without limitation franchise agreements and certificates of occupancy, necessary for the operation and continuance of the Tenant’s business on the Mortgaged Property; and, to the best of the applicable Originator’s or Issuer’s (as applicable) knowledge, (1) the Tenant is not in default of its obligations under any such applicable license, permit or agreement and (2) each such license, permit and agreement is in full force and effect.

(k)           The Tenant is not the subject of any bankruptcy or insolvency proceeding.

(l)            There are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting, such Lease, such Mortgaged Property or, to the applicable Originator’s knowledge, the Tenant, that is reasonably likely to be determined adversely and, if determined adversely, would materially and adversely effect the value of the Lease or use or value of the Mortgaged Property, or the ability of the Tenant to pay any amounts due under the Lease.

(m)          All of the material improvements built or to be built on the Mortgaged Property that were included for the purpose of determining the Appraised Value of the Mortgaged Property lay within the boundaries of such Mortgaged Property and there are no encroachments into the building setback restriction lines of such Mortgaged Property in any way that would materially and adversely affect the value of the Mortgaged Property or the ability of the Tenant to pay any amounts due under the Lease (unless affirmatively covered in the applicable Title Policy described in paragraph (h) above).

(n)           There are no delinquent or unpaid taxes or assessments, or other outstanding charges affecting the Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the Mortgage in favor of the Indenture Trustee (or Collateral Agent on its behalf), other than such amounts that do not materially and adversely affect the value of the Lease or use or value of the Mortgaged Property.  For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

(o)           There is no valid dispute, claim, offset, defense or counterclaim to the applicable Originator’s or Issuer’s (as applicable) rights in the Lease.

(p)           There is no proceeding pending for the total or partial condemnation of the Mortgaged Property and the Mortgaged Property is free and clear of any damage that would materially and adversely affect the value or use of such Mortgaged Property.

(q)           The Lease or other agreement, document or instrument executed in connection with such Lease is the legal, valid and binding and enforceable obligation of the Tenant (subject to certain creditors’ rights exceptions and other exceptions of general application) and is in full force and effect.

(r)            Except for any Lease that permits the Tenant to self-insure, the Lease requires the Tenant to maintain (or make payment to the lessor to cover such premiums) in respect of the Mortgaged Property insurance against loss by hazards (excluding flood and earthquake) and comprehensive general liability insurance in amounts generally required by the applicable Originator or the Issuer, as applicable, and in some cases (which may be only required at such Originator’s or such Issuer’s request), business interruption or rental value insurance for at least 6 months; all of such insurance required under the Lease for such Mortgaged Property (including, without limitation, if provided under a master insurance policy of such Issuer or an affiliate thereof) is in full force and effect and names such Originator or Issuer (as applicable) or its respective successors and assigns as an additional insured; all premiums for any insurance policies (including, without limitation, any applicable master insurance policy of such Issuer or an affiliate thereof) required to be paid as of the date of the related Purchase and Sale Agreement (or other applicable acquisition date) have been paid; all of such insurance policies require prior notice to the lessor under the Lease of termination or cancellation, and as of the date of the related Purchase and Sale Agreement (or other applicable acquisition date) no such notices have been received; in the event that the Tenant fails to maintain the insurance required thereunder, the Lease (or other applicable document) authorizes the lessor under the Lease to maintain such insurance at the Tenant’s cost and expense and to seek reimbursement therefor from such Tenant. If such Mortgaged Property is located in a flood zone area as identified by the Federal Emergency Management Agency as a 100 year flood zone or special hazard area, such Mortgaged Property is required under the Lease to be covered by insurance against loss by flood in amounts generally required by such Originator or Issuer (as applicable) which insurance is in full force and effect.  With respect to any Lease that permits the related Tenant to self-insure, such Lease requires one of the following in order for such Tenant to self-insure: (i) the related Tenant to not be in default, and such Tenant or any related Guarantor must either be a company listed on the NYSE with a rating of “NAIC-2” or better by the National Association of Insurance Commissioners; (ii) the related Tenant to not be in default and maintain a minimum tangible net worth of at least $50,000,000; (iii) the related Tenant to maintain limits of not less than $2,000,000; or (iv) the related Tenant may self-insure up to $100,000 single limits per occurrence for each $10,000,000 of such Tenant’s net worth as reflected on such Tenant’s most recent audited balance sheet.

(s)           The Mortgaged Property was subject to one or more environmental assessments or reports (or an update of a previously conducted assessment or report) and the applicable Originator or Issuer (as applicable) has no knowledge of any material and adverse environmental conditions or circumstance affecting such Mortgaged Property that were not disclosed in the related assessment or report(s).  There are no material and adverse environmental conditions or circumstances affecting the Mortgaged Property other than, with respect to any adverse environmental condition described in such report, those conditions for which remediation has been completed and, thereafter, to the extent that such report or remediation program so recommended: (i) a program of annual integrity testing and/or monitoring was recommended and implemented in connection with the Mortgaged Property or an adjacent or neighboring property; (ii) an operations and maintenance plan or periodic monitoring of such Mortgaged Property or nearby properties was recommended and implemented; or (iii) a follow-up plan was otherwise required to be taken under CERCLA or under regulations established thereunder from time to time by the Environmental Protection Agency, and such plan has been implemented in the case of (i), (ii) and (iii) above.  The applicable Originator or Issuer (as applicable) determined in accordance with the related underwriting guidelines that adequate funding was available for such program or plan, as applicable.  Neither the applicable Originator nor Issuer, as applicable, has taken any action with respect to the Mortgaged Property that would subject such Issuer, or its successors and assigns in respect of the Mortgaged Property, to any liability under CERCLA or any other applicable federal, state or local environmental law, and neither such Originator or Issuer (as applicable) has received any actual notice of a material violation of CERCLA or any other applicable Environmental Law with respect to the Mortgaged Property that was not disclosed in the related report.  The Lease requires the Tenant to comply with all applicable federal, state and local laws, including Environmental Laws.  The Lease specifically requires compliance with any Environmental Laws.  For purposes of this paragraph (s), “Environmental Law” means any present federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies, consent decrees, consent or settlement agreements and other governmental directives or requirements, as well as common law, that apply to the Mortgaged Property and relate to Hazardous Substances, including, without limitation, CERCLA and RCRA.  For purposes of this paragraph (s), “Hazardous Substances” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls (PCBs) and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Mortgaged Property is regulated by or prohibited by any federal, state or local authority; any substance that requires special handling; and any other material, substance or waste now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law.

(t)            Such Mortgaged Property is free and clear of any mechanics’ and materialmen’s liens or liens in the nature thereof that would materially and adversely affect the value, use or operation of such Mortgaged Property except those that are insured against by the Title Policy referred to in paragraph (h) above.

(u)           The Lease, together with applicable state law, contains customary and enforceable provisions such as to render the rights and remedies of the lessors thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

(v)           With respect to each Mortgaged Property:

(1)           such Mortgaged Property is not subject to any lease other than a sublease and/or the related Lease; no person has any possessory interest in, or right to occupy, the leased property except under and pursuant to the Lease or such sublease; the Tenant (or sub-tenant) is in occupancy of the Mortgaged Property and is paying rent pursuant to the Lease; and, in the case of any sublease, the Tenant remains primarily liable on the Lease;

(2)           except with respect to those Mortgaged Properties with respect to which the Tenant can terminate the related Lease during the last 42 months of the lease term in the event of a casualty and any insurance proceeds related thereto are payable to the Tenant, the obligations of the Tenant, including, but not limited to, the obligation to pay fixed and additional rent, are not affected by reason of: any damage to or destruction of any portion of the leased property; any taking of the leased property or any part thereof by condemnation or otherwise; or any prohibition, limitation, interruption, cessation, restriction, prevention or interference of the Tenant’s use, occupancy or enjoyment of the leased property, except the Tenant’s rights to abate or terminate its obligation to pay fixed or additional rent are coupled with insurance proceeds or condemnation awards going to the lessor; or the right to abate as a result of a landlord’s default;

(3)           neither the applicable Originator nor Issuer (as applicable), as lessor under the Lease, has any monetary obligations under the Lease that has not been satisfied;

(4)           the Tenant has not been released, in whole or in part, from its obligations under the terms of the Lease;

(5)           all obligations related to the initial construction of the improvements on the Mortgaged Property have been satisfied and, except for the obligation to rebuild such improvements after a casualty (which obligation is limited by available insurance proceeds), the applicable Originator or Issuer (as applicable) does not have any nonmonetary obligations under the Lease and has made no representation or warranty under the Lease, the breach of which would result in the abatement of rent, a right of setoff or termination of the Lease;

(6)           there is no right of rescission, set-off, abatement (except in the case of casualty or condemnation), diminution, defense or counterclaim to the Lease, nor does the operation of any of the terms of the Lease, or the exercise of any rights thereunder, render the Lease unenforceable, in whole or in part, or subject to any right of rescission, set-off, abatement, diminution, defense or counterclaim, and no such right has been asserted;

(7)           the Tenant has agreed to indemnify the lessor from any claims of any nature relating to the Lease and the related Mortgaged Property other than the lessor’s gross negligence or willful misconduct, including, without limitation, arising as a result of violations of environmental and hazardous waste laws resulting from the Tenant’s operation of the property;

(8)           any obligation or liability imposed on the lessor by any easement or reciprocal easement agreement is also an obligation of the Tenant under the Lease;

(9)           the Tenant is required to make rental payments as directed by the lessor and its successors and assigns; and

(10)         except in certain cases where the Tenant may exercise a right of first refusal, the Lease is freely assignable by the lessor and its successors and assigns to any person without the consent of the Tenant, and in the event the lessor’s interest is so assigned, the Tenant is obligated to recognize the assignee as lessor under such Lease, whether under the Lease or by operation of law.

(w)          In connection with Leases with a Guaranty:

(1)           such Guaranty, on its face, is unconditional, irrevocable and absolute, and is a guaranty of payment and not merely of collection and contains no conditions to such payment, other than a notice and right to cure; and the Guaranty provides that it is the guaranty of both the performance and payment of the financial obligations of the Tenant under the Lease and does not provide for offset, counterclaim or defense; and

(2)           such Guaranty is binding on the successors and assigns of the guarantor and inures to the benefit of the lessor’s successors and assigns and cannot be released or amended without the lessor’s consent or unless a predetermined performance threshold is achieved.

(x)            No fraudulent acts were committed by the applicable Originator or Issuer (as applicable) during the origination process with respect to the Lease related to such Mortgaged Property.

(y)           In connection with the acquisition of each Mortgaged Property, the applicable Originator or Issuer (as applicable) inspected or caused to be inspected the Mortgaged Property by inspection, appraisal or otherwise as required in such underwriting guidelines then in effect.

(z)            The origination, servicing and collection of Monthly Lease Payments on such Lease is in all respects legal, proper and prudent and in accordance with customary industry standards.

(aa)         To the extent required under applicable law, the applicable Originator or Issuer (as applicable) was authorized to transact and do business in the jurisdiction in which such Mortgaged Property is located, except where such failure to qualify would not result in a material adverse effect on the enforceability of the related Lease.

(bb)         The Mortgaged Property has adequate rights of access to public rights-of-way and is served by utilities, including, without limitation, adequate water, sewer, electricity, gas, telephone, sanitary sewer, and storm drain facilities. All public utilities necessary to the continued use and enjoyment of the Mortgaged Property as presently used and enjoyed are located in the public right-of-way abutting the Mortgaged Property or are the subject of access easements for the benefit of the Mortgaged Property, and all such utilities are connected so as to serve the Mortgaged Property without passing over other property or are the subject of access easements for the benefit of the Mortgaged Property. All roads necessary for the full use of the Mortgaged Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the Mortgaged Property.

(cc)         The Lease File contains a survey with respect to such Mortgaged Property, which survey was deemed sufficient to delete the standard title survey exception (to the extent the deletion of such exception is available in the related state).

(dd)         With respect to any Mortgaged Property in which the applicable Originator’s or Issuer’s (as applicable) interest in such Mortgaged Property is under a Ground Lease, based upon the terms of the related Ground Lease or an estoppel letter or other writing received from the Ground Lessor and included in the related Lease File:

(1)                The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded.  The Ground Lessor has permitted the interest of the related lessee to be encumbered by the related Lease and the Mortgage filed for the benefit of the Indenture Trustee or the Collateral Agent on its behalf.  To the best of such Originator’s or Issuer’s knowledge, as applicable, there has been no material change in the terms of the Ground Lease since its recordation, except by any written instruments which are included in the related Lease File.

(2)                The Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and any such action without such consent is not binding on the lender, its successors or assigns.

(3)                The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, can be exercised, and is enforceable, by the lender) that extends not less than 20 years beyond the stated term of the related Lease.

(4)                Based on the Title Policy referenced in paragraph (h) above, the Ground Lease interest is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, subject to permitted encumbrances and liens that encumber the Ground Lessor’s fee interest.

(5)                The Ground Lease is assignable to the lender and its assigns without the consent of the Ground Lessor thereunder.

(6)                The Ground Lease is in full force and effect and no default has occurred under the Ground Lease and there is no existing condition which, but for the passage of time or the giving of notice, would result in a material default under the terms of the Ground Lease.

(7)                The Ground Lessor is required to give notice of any default by the related lessee to the lender.

(8)                The lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings, or to take other action so long as the lender is proceeding diligently) to cure any default under the Ground Lease which is curable after the receipt of notice of any default, before the Ground Lessor may terminate the Ground Lease.

(9)                Either (i) the Ground Lease does not impose restrictions on subletting or (ii) the Ground Lessor has consented to the existing Lease with respect to the related Mortgaged Property.  The Ground Lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the Ground Lease for any reason, or in any material manner, which would adversely affect the security provided by the related Mortgage.

(10)              Any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) are required to be applied either to the repair or restoration of all or part of the related Mortgaged Property, except that in the case of condemnation awards, the Ground Lessor may be entitled to a portion of such award.

(11)              The lessee does not have an option to terminate or modify the Ground Lease without the prior written consent of the Ground Lessor as a result of any casualty or partial condemnation of the Mortgaged Property, except to provide for an abatement of the rent.

(12)              Provided that the lender cures any defaults which are susceptible to being cured, the Ground Lessor has agreed to enter into a new lease upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(ee)         With respect to any Mortgaged Property and Lease originated or acquired after the Series Closing Date and with respect to any Qualified Substitute Mortgaged Properties purchased or substituted by such Issuer from a third party (subject to exceptions scheduled and set forth in the related Purchase and Sale Agreement, or in an exception schedule approved by the Requisite Global Majority in connection with any substitution of a Qualified Substitute Mortgaged Property), the Mortgaged Property and Lease are required to be originated or acquired pursuant to the Indenture and the Property Management Agreement in accordance with the related underwriting guidelines (subject to any material modifications approved by the Insurer) and in all material respects and in substantive compliance with the Originator Form Documents or in accordance with a seller’s or Tenant’s form of document that is otherwise approved by the applicable Originator or Issuer, as applicable, and its counsel on a case-by-case basis in a manner that provides for such Originator or Issuer, as applicable, to receive the substantive benefits intended to be realized under the terms of the Originator Form Documents.

(ff)           No adverse selection was employed in selecting such Lease.

(gg)         With respect to any Mortgaged Property which is the subject of a Master Lease (noting that not all properties subject to such Master Lease are included as Mortgaged Properties in the Collateral Pool), the lessor under the Master Lease has assigned its interest in the Lease in the Collateral Pool to the applicable Originator and such Originator and the other lessors under such Master Lease have entered into inter-lessor agreements by which the rents and the rights to enforce the provisions of such Master Lease pertinent to any of the Mortgaged Properties have also been assigned to such Originator.

(hh)         Such Mortgaged Property is (i) free of any damage that would materially and adversely affect the use or value of such Mortgaged Property and (ii) in good repair and condition so as not to materially and adversely affect the use or value of such Mortgaged Property; and all building systems contained in such Mortgaged Property are in good working order so as not to materially and adversely affect the use or value of such Mortgaged Property.

(ii)           All security deposits collected in connection with such Mortgaged Property are being held in accordance with all applicable laws.

(jj)           To the applicable Originator’s or Issuer’s actual knowledge, as applicable, based upon zoning letters, zoning reports, the Title Policy, historical use and/or other due diligence customarily performed by such party in connection with the acquisition of the Mortgaged Property, the improvements located on or forming part of such Mortgaged Property comply in all material respects with applicable zoning laws and ordinances (except to the extent that they may constitute legal non-conforming uses), including the existence of a certificate of occupancy.

3.             Equipment Loans.  With respect to each Equipment Loan (as identified in Schedule III-A), the applicable Issuer hereby represents and warrants with respect to any Equipment Loan pledged by it prior to the Series Closing Date or purchased or substituted by such Issuer from a third party (subject to Section 2.05 of the Property Management Agreement), as of the date herein below specified or, if no such date is specified, as of the Series Closing Date, except as set forth on Schedule III hereto, that:

(a)           Immediately prior to the transfer and assignment of the Equipment Loan to such Issuer, the applicable Originator had good and insurable fee title to, and was the sole owner and holder of, the Equipment Loan, free and clear of any and all liens, encumbrances and other interests on, in or to the Equipment Loan.  Such transfer and assignment from the applicable Originator to such Issuer of the Equipment Loan by collateral assignment and by individual allonges of the related Equipment Loan notes and assignments of the related security agreements in blank validly assigns all of the applicable Originator’s right, title and ownership of the Equipment Loan to such Issuer (and, with respect to the related security agreement, to the Collateral Agent) free and clear of any pledge, lien, encumbrance or security interest.

(b)           The applicable Originator has full right and authority to sell, contribute, assign and transfer the Equipment Loan to such Issuer.  The entire agreement with the applicable Originator (whether originated by such Originator or a different originator) is contained in the Loan Documents and there are no warranties, agreements or options regarding such Equipment Loan or the related secured equipment not set forth therein.  Other than the Loan Documents, there are no agreements between any predecessor in interest in the Equipment Loan and the Borrower.

(c)           The information pertaining to the Equipment Loan set forth in the equipment loan schedule attached to the related Purchase and Sale Agreement was true and correct in all material respects as of the related Transfer Date.  The Equipment Loan was originated or acquired in accordance with, and fully complies with, the related underwriting guidelines in all material respects.  The related Loan File contains all of the documents and instruments required to be contained therein.

(d)           [Reserved].

(e)           [Reserved].

(f)            The applicable Originator has not waived any material default, breach, violation or event of acceleration existing under the related security agreement or Equipment Loan note.

(g)           [Reserved].

(h)           There is no valid offset, defense or counterclaim to the payment or performance obligations of the Equipment Loan.

(i)            The secured equipment securing any Equipment Loan is free and clear of any damage that would materially and adversely affect its value as security for the Equipment Loan.

(j)            The Equipment Loan complied with all applicable usury laws in effect at its date of origination.

(k)           The proceeds of the Equipment Loan have been fully disbursed and there is no requirement for future advances thereunder.  All costs, fees and expenses incurred in making, closing and recording the Equipment Loan, including, but not limited to, security agreement recording taxes and recording and filing fees relating to the origination of such Equipment Loan, have been paid.  Any and all requirements as to completion of any on-site or off-site improvement by the Borrower and as to disbursements of any escrow funds therefor that were to have been complied with have been complied with.

(l)            The Borrower under the related Equipment Loan note, security agreement and all other Loan Documents had the power, authority and legal capacity to enter into, execute and deliver the same, and, as applicable, such Equipment Loan note, security agreement and Loan Documents have been duly authorized, properly executed and delivered by the parties thereto, and each is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(m)          [Reserved].

(n)           [Reserved].

(o)           The Equipment Loan is not cross-collateralized with any other Equipment Loan that is not included in the Collateral Pool.

(p)           The terms of the related security agreement, Equipment Loan note and other Loan Documents have not been impaired, waived, altered, modified, satisfied, canceled or subordinated in any material respect, except by written instruments that are part of the Loan File, recorded or filed in the applicable public office if necessary to maintain the priority of the lien of the related security agreement, delivered to such Issuer or its designee.

(q)           There are no delinquent taxes or other similar outstanding lienable charges affecting the secured equipment which are or may become a lien of priority equal to or higher than the lien of the related security agreement.  For purposes of this representation and warranty, personal property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

(r)            [Reserved].

(s)           Each Equipment Loan is a whole loan and not a participation interest.

(t)            [Reserved].

(u)           All escrow deposits relating to the Equipment Loan that are required to be deposited with the applicable Originator or its agent have been so deposited.

(v)           [Reserved].

(w)          [Reserved]

(x)            (i) There exists no material default, breach or event of acceleration under the Equipment Loan or any of the Loan Documents or any related Lease, (ii) there exists no event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration and (iii) no payment on any Equipment Loan is, or has previously been during any time owned by the applicable Originator or Issuer, 30 or more days delinquent; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered or addressed by any other representation and warranty made by the applicable Originator with respect to the Equipment Loans.

(y)           [Reserved].

(z)            The Equipment Loan contains no equity participation by or shared appreciation rights in the lender or beneficiary under the related security agreement, and does not provide for any contingent or additional interest in the form of participation in the cash flow of the secured equipment securing the Equipment Loan, or for negative amortization.

(aa)         No holder of the Equipment Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the secured equipment securing the Equipment Loan, directly or indirectly, for the payment of any amount required by the Equipment Loan.

(bb)         To the applicable Originator’s knowledge, based on due diligence customarily performed in the origination or acquisition of comparable equipment loans by such Originator, as of the date of origination or acquisition of the Equipment Loan, the related Borrower was in compliance with all applicable laws relating to the ownership and operation of the Equipment securing the Equipment Loan as then operated and was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of such Equipment as operated.

(cc)         The origination, servicing and collection practices the applicable Originator used with respect to the Equipment Loan since such Originator’s origination or acquisition thereof, have complied with applicable law in all material respects and are consistent and in accordance with the terms of the related Loan Documents and in accordance with the applicable servicing standard and customary industry standards.

(dd)         The related security agreement or Equipment Loan note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph (l) above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the secured equipment securing the Equipment Loan of the principal benefits of the security intended to be provided thereby, including the right of foreclosure under the laws of the state in which the secured equipment securing the Equipment Loan is located.

(ee)         [Reserved].

(ff)           There are no actions, suits, legal, arbitration or administrative proceedings or investigations by or before any court or governmental authority or, to the best of the applicable Originator’s knowledge, pending against or affecting the Borrower the secured equipment securing the Equipment Loan that, if determined adversely to such

Borrower or secured equipment securing the Equipment Loan, would materially and adversely affect the value of the secured equipment securing the Equipment Loan or the ability of the Borrower to pay principal, interest or any other amounts due under the Equipment Loan or the related Lease, as applicable.

(gg)         [Reserved].

(hh)         [Reserved].

(ii)           The related security agreement does not permit the secured equipment securing the Equipment Loan to be encumbered by any lien junior to or of equal priority with the lien of such security agreement (excluding any lien relating to another Equipment Loan that is cross collateralized with the Equipment Loan) without the prior written consent of the holder thereof.

(jj)           The Borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding.

(kk)         As of the date of origination or acquisition of the Equipment Loan by the applicable Originator, the Borrower, if not a natural person was duly organized and validly existing under the laws of the state of its jurisdiction.

(ll)           [Reserved].

(mm)       [Reserved].

(nn)         [Reserved].

(oo)         Any secured equipment is located within one of the 50 United States or the District of Columbia.

(pp)         [Reserved].

(qq)         The applicable Originator does not have knowledge of any circumstance or condition with respect to the Equipment Loan, the secured equipment securing the Equipment Loan or the Borrower’s credit standing that could reasonably be expected to cause such Issuer to regard such Equipment Loan as unacceptable security, cause such Equipment Loan to become delinquent or have a material adverse effect on the value or marketability of such Equipment Loan.

(rr)           [Reserved].

(ss)         [Reserved].

(tt)           With respect to any Equipment Loan originated after the Series Closing Date and with respect to any Qualified Substitute Mortgage Loan purchased or substituted by such Issuer from a third party, the Equipment Loan and the related secured equipment securing the Equipment Loan are required to be originated pursuant to the

Indenture and the Property Management Agreement in accordance with the related underwriting guidelines (subject to any material modifications approved by the Insurer), the Originator Form Documents or in accordance with a Borrower’s or a different form of document that is otherwise approved by such Issuer on a case by case basis in a manner that provides for such Issuer to receive the substantive benefits intended to be realized under the material terms of the Originator Form Documents.

SCHEDULE I-A
MORTGAGE LOANS

1.  Spirit Master Funding

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000051	Taco Bueno Restaurants, Inc.	Taco Bueno	1321 Desiree Lane	Hurst	TX	74145-4818
P0000052	Taco Bueno Restaurants, Inc.	Taco Bueno	2307 S Cooper St	Arlington	TX	76015-1602
P0000053	Taco Bueno Restaurants, Inc.	Taco Bueno	5600 Camp Bowie Blvd	Fort Worth	TX	76107-5119
P0000054	Taco Bueno Restaurants, Inc.	Taco Bueno	1528 Brown Trl	Bedford	TX	76021-5343
P0000055	Taco Bueno Restaurants, Inc.	Taco Bueno	7436 E Admiral Pl	Tulsa	OK	74115-7913
P0000056	Taco Bueno Restaurants, Inc.	Taco Bueno	8601 Highway 80 W	Fort Worth	TX	76116-6101
P0000057	Taco Bueno Restaurants, Inc.	Taco Bueno	205 Spur 350	Euless	TX	76040-4583
P0000058	Taco Bueno Restaurants, Inc.	Taco Bueno	4117 Buffalo Gap Rd	Abilene	TX	79605-7233
P0000059	Taco Bueno Restaurants, Inc.	Taco Bueno	5748 SW Green Oaks Blvd	Arlington	TX	76017-1201
P0000060	Taco Bueno Restaurants, Inc.	Taco Bueno	1550 W University Dr	Denton	TX	76201-1790
P0000061	Taco Bueno Restaurants, Inc.	Taco Bueno	6350 Lake Worth Blvd	Lake Worth	TX	76135-3102
P0000062	Taco Bueno Restaurants, Inc.	Taco Bueno	8611 S Lewis Ave	Tulsa	OK	74137-3206
P0000063	Taco Bueno Restaurants, Inc.	Taco Bueno	5724 Broadway Blvd	Garland	TX	75043-5818
P0000064	Taco Bueno Restaurants, Inc.	Taco Bueno	1113 W Northwest Hwy	Grapevine	TX	76051-5034
P0000065	Taco Bueno Restaurants, Inc.	Taco Bueno	301 W Shawnee St	Muskogee	OK	74401-4152
P0000066	Taco Bueno Restaurants, Inc.	Taco Bueno	2001 NW 23rd St	Oklahoma City	OK	73106-1203
P0000067	Taco Bueno Restaurants, Inc.	Taco Bueno	7057 Ridgmar Meadow Rd	Fort Worth	TX	76116-1516
P0000068	Taco Bueno Restaurants, Inc.	Taco Bueno	1210 W Will Rogers Blvd	Claremore	OK	74017-3426
P0000069	Taco Bueno Restaurants, Inc.	Taco Bueno	1301 S Meridian Ave	Oklahoma City	OK	73108-1707
P0000070	Taco Bueno Restaurants, Inc.	Taco Bueno	6112 S Garnett Rd	Broken Arrow	OK	74012-1217
P0000071	Taco Bueno Restaurants, Inc.	Taco Bueno	2630 S Buckner Blvd	Dallas	TX	75227-6901
P0000072	Taco Bueno Restaurants, Inc.	Taco Bueno	722 S Main St	Sapulpa	OK	74066-5104
P0000073	Taco Bueno Restaurants, Inc.	Taco Bueno	5010 US Highway 277 S	Abilene	TX	79605-4543
P0000074	Taco Bueno Restaurants, Inc.	Taco Bueno	3023 SW 29th St	Oklahoma City	OK	73119-1713

I-A-1

P0000075	Taco Bueno Restaurants, Inc.	Taco Bueno	6834 Wesley St	Greenville	TX	75402-7303
P0000076	Taco Bueno Restaurants, Inc.	Taco Bueno	2951 N Belt Line Rd	Irving	TX	75062-5248
P0000077	Taco Bueno Restaurants, Inc.	Taco Bueno	5380 N Beach St	Haltom City	TX	76137-2730
P0000078	Taco Bueno Restaurants, Inc.	Taco Bueno	5341 William D Tate Ave	Grapevine	TX	76051-7357
P0000079	Taco Bueno Restaurants, Inc.	Taco Bueno	2404 Westport Pkwy	Fort Worth	TX	76177-5302
P0000080	Taco Bueno Restaurants, Inc.	Taco Bueno	3204 SE Loop 820	Forest Hill	TX	76140-1107
P0000081	Taco Bueno Restaurants, Inc.	Taco Bueno	3700 Eldorado Pkwy	McKinney	TX	75070-4228
P0000082	Taco Bueno Restaurants, Inc.	Taco Bueno	5032 S Sheridan Rd	Tulsa	OK	74145-5714
P0000083	Taco Bueno Restaurants, Inc.	Taco Bueno	1725 W Owen K Garriott Rd	Enid	OK	73703-5604
P0000084	Taco Bueno Restaurants, Inc.	Taco Bueno	2814 E 11th St	Tulsa	OK	74104-4113
P0000085	Taco Bueno Restaurants, Inc.	Taco Bueno	2305 E Southlake Blvd	Southlake	TX	76092-6603
P0000086	Advance Auto Parts, Inc.	Discount Auto Parts	1603 S Main St	Atmore	AL	36502-3501
P0000087	Advance Auto Parts, Inc.	Discount Auto Parts	5605 E Rite Rd	Theodore	AL	36582-1665
P0000088	Advance Auto Parts, Inc.	Discount Auto Parts	8300 NW 103rd St	Hialeah	FL	33016-2253
P0000089	Advance Auto Parts, Inc.	Discount Auto Parts	615 N Dixie Fwy	New Smyrna Beach	FL	32168-6409
P0000090	Advance Auto Parts, Inc.	Discount Auto Parts	7522 Southgate Blvd	Margate	FL	33068-1362
P0000091	Advance Auto Parts, Inc.	Discount Auto Parts	5121 Powerline Rd	Fort Lauderdale	FL	33309-3156
P0000092	Advance Auto Parts, Inc.	Discount Auto Parts	3012 W Hillsborough Ave	Tampa	FL	33614-5963
P0000093	Advance Auto Parts, Inc.	Discount Auto Parts	10824 S US Highway 41	Gibsonton	FL	33534-4708
P0000094	Advance Auto Parts, Inc.	Advance Auto Parts	2636 S Smithville Rd	Dayton	OH	45420-2642
P0000095	Advance Auto Parts, Inc.	Advance Auto Parts	3210 Library Rd	Castle Shannon	PA	15234-2631
P0000096	Advance Auto Parts, Inc.	Advance Auto Parts	3317 Agency St	Burlington	IA	52601-1959
P0000097	Advance Auto Parts, Inc.	Discount Auto Parts	311 E Oakland Ave	Camilla	GA	31730-1969
P0000098	Advance Auto Parts, Inc.	Discount Auto Parts	2815 Montgomery St	Savannah	GA	31405-3200
P0000099	Advance Auto Parts, Inc.	Discount Auto Parts	1501 Manchester Expy	Columbus	GA	31904-6659
P0000100	Advance Auto Parts, Inc.	Discount Auto Parts	203 W 6th St	Waynesboro	GA	30830-1461

I-A-2

P0000101	Advance Auto Parts, Inc.	Discount Auto Parts	402 Columbia St	Blakeley	GA	31723-1703
P0000102	Advance Auto Parts, Inc.	Discount Auto Parts	2196 US Highway 17	Richmond Hill	GA	31324-3671
P0000103	Advance Auto Parts, Inc.	Discount Auto Parts	3602 Peach Orchard Rd	Augusta	GA	30906-9436
P0000104	Advance Auto Parts, Inc.	Discount Auto Parts	760 E King Avenue	Kingsland	GA	31548-6317
P0000105	Advance Auto Parts, Inc.	Discount Auto Parts	310 W Taylor St	Griffin	GA	30223-3029
P0000106	Advance Auto Parts, Inc.	Discount Auto Parts	5621 Riverdale Dr	College Park	GA	30349-6443
P0000107	Advance Auto Parts, Inc.	Discount Auto Parts	1496 US Highway 19	Leesburg	GA	31763-4834
P0000108	Advance Auto Parts, Inc.	Discount Auto Parts	950 E Boston St	Covington	LA	70433-3282
P0000109	Advance Auto Parts, Inc.	Advance Auto Parts	2602 Washington Ave	Alton	IL	62002-5466
P0000110	Advance Auto Parts, Inc.	Advance Auto Parts	3510 Gravois Ave	Saint Louis	MO	63118-3504
P0000111	Advance Auto Parts, Inc.	Discount Auto Parts	5060 Hardy St	Hattiesburg	MS	39402-1307
P0000112	Advance Auto Parts, Inc.	Discount Auto Parts	300 US Highway 80 W	Clinton	MS	39056
P0000113	Advance Auto Parts, Inc.	Discount Auto Parts	1259 Ellis Ave	Jackson	MS	39209-7328
P0000114	Advance Auto Parts, Inc.	Discount Auto Parts	179 Sgt Prentiss Dr	Natchez	MS	39120-4733
P0000115	Advance Auto Parts, Inc.	Discount Auto Parts	198 Northside Dr	Newton	MS	39345-9747
P0000116	Advance Auto Parts, Inc.	Discount Auto Parts	614 Central Ave W	Wiggins	MS	39577-2531
P0000117	Advance Auto Parts, Inc.	Discount Auto Parts	550 E Baruch St	Denmark	SC	29042-1307

2.  Spirit Master Funding II

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000872	CBH2O	Camelback Ski Resort	#1 Camelback Road	Tannersville	PA	18372
P0001125	ADF Companies	Pizza Hut	10401 S. US Highway 1	Port Saint Lucie	FL	34952-5645
P0001126	ADF Companies	Pizza Hut	6170 Congress Ave	Lantana	FL	33462-2300
P0001127	ADF Companies	Pizza Hut	670 S US Highway 1	Vero Beach	FL	32962-4507
P0001128	ADF Companies	Pizza Hut	405 N. Main St	La Fayette	GA	30728-2423
P0001129	ADF Companies	Pizza Hut	4607 N. Australian Ave	West Palm Beach	FL	33407-2303
P0001130	ADF Companies	Pizza Hut	949 S. Main St	Belle Glade	FL	33430-3430

I-A-3

P0001131	ADF Companies	Pizza Hut	2800 Congress Ave	Lake Worth	FL	33461-2136
P0001132	ADF Companies	Pizza Hut	1112 N. Charles G. Seivers Blvd	Clinton	TN	37716-3937
P0001133	ADF Companies	Pizza Hut	212 Cedar Lane	Knoxville	TN	37912-3507
P0001134	ADF Companies	Pizza Hut	2795 Highway 441 S	Okeechobee	FL	34974-5839
P0001135	ADF Companies	Pizza Hut	7504 Clinton Hwy	Powell	TN	37849-4105
P0001136	ADF Companies	Pizza Hut	776 Mountain Creek Road	Chattanooga	TN	37405-1631
P0001137	ADF Companies	Pizza Hut	6591 Forest Hill Blvd	West Palm Beach	FL	33413-3301
P0001138	ADF Companies	Pizza Hut	407 New Highway 68	Sweetwater	TN	37874-1907
P0001139	ADF Companies	Pizza Hut	629 N. Main Street	Crossville	TN	38555-6012
P0001140	ADF Companies	Pizza Hut	375 Hannum St	Alcoa	TN	37701-2452
P0001141	ADF Companies	Pizza Hut	2418 Airport Hwy	Alcoa	TN	37701-3188
P0001142	ADF Companies	Pizza Hut	7410 Rhea County Hwy	Dayton	TN	37321-5910
P0001143	ADF Companies	Pizza Hut	10043 Dayton Pike	Soddy Daisy	TN	37379-5004
P0001144	ADF Companies	Pizza Hut	354 Kimball Crossing	Kimball	TN	37347-5627
P0001145	ADF Companies	Pizza Hut	1215 Congress Parkway NW	Athens	TN	37303-1704
P0001146	ADF Companies	Pizza Hut	1624 S. Roane St	Harriman	TN	37748-7536
P0001147	ADF Companies	Pizza Hut	290 S. Main St	Trenton	GA	30752
P0001148	ADF Companies	Pizza Hut	430 Highway 411 S	Chatsworth	GA	30705-5859
P0001149	ADF Companies	Pizza Hut	5454 Alabama Hwy	Ringgold	GA	30736-2438
P0001150	ADF Companies	Pizza Hut	3428 N. Broadway St	Knoxville	TN	37917-2737
P0001151	ADF Companies	Pizza Hut	7343 Chapman Hwy	Knoxville	TN	37920-6682
P0001152	ADF Companies	Pizza Hut	3115 45th Street	West Palm Beach	FL	33407-1915

3.  Spirit Master Funding III

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0001615	Cornett Hospitality, LLC	Hooters	5615 Maccorkle Avenue SE	Charleston	WV	25304

I-A-4

P0001616	Cornett Hospitality, LLC	Hooters	3498 William Penn Highway	Monroeville	PA	15235
P0001617	Cornett Hospitality, LLC	Hooters	703 Loucks Road	York	PA	17404
P0001618	Cornett Hospitality, LLC	Hooters	2401 West Hundred Road	Chester	VA	23831
P0001619	Cornett Hospitality, LLC	Max & Erma’s	2160 John Rolfe Parkway	Richmond	VA	23233
P0001620	Cornett Hospitality, LLC	Topeka’s Steakhouse ‘N Saloon	4731 Brad McNeer Parkway	Midlothian	VA	23112
P0001753	Unique Ventures Group, Inc.	Perkins Family Restaurant	3334 Wilmington Road	New Castle	PA	16105
P0001754	Unique Ventures Group, Inc.	Perkins Family Restaurant	3870 Elm Road, NE	Warren	OH	44483
P0001759	Unique Ventures Group, Inc.	Perkins Family Restaurant	Route 358 Hadley Road	Greenville	PA	16125
N/A	James E. Cornett, III and J. Philip Cornett	N/A	N/A	N/A	N/A	N/A

I-A-5

SCHEDULE I
MORTGAGE LOAN — EXCEPTIONS

1.  Spirit Master Funding II, LLC

None.

2.  Spirit Master Funding II, LLC

(i)             For the following properties, there is damage that would materially affect the value of the Lease or Mortgaged Property:

Property ID	Asset/Property Name	Address	City	ST	Zip Code	Clarification/Other Issues
P0001314	ADF	3115 45th Street	West Palm Beach	FL	33407-1915	Hurricane damage; however, Borrower obligated to pay and still paying loan payments
P0001320	ADF	670 S US Highway 1	Vero Beach	FL	32962-4507	Hurricane damage; however, Borrower obligated to pay and still paying loan payments
P0001322	ADF	4607 N. Australian Ave	West Palm Beach	FL	33407-2303	Hurricane damage; however, Borrower obligated to pay and still paying loan payments

3.  Spirit Master Funding III, LLC

(ss)(3)     For the following properties, the Ground Lease does not have an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, can be exercised, and is enforceable, by the lender) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan:

Property ID	Asset/Property Name	Address	City	ST	Zip Code	Clarification/Other Issues
M001314	Cornett Hospitality, LLC	5615 MacCorkle Avenue, SE	Charleston	WV	25304	Ground lease expires in 2019; however, if borrower does not extend beyond maturity date, must pay off loan
M001314	Cornett Hospitality,	3498 William Penn Highway	Monroeville	PA	15235	Ground lease expires in 2020; however, if

I-1

	LLC					borrower does not extend beyond maturity date, must pay off loan
M001314	Cornett Hospitality, LLC	703 Loucks Road	York	PA	17404	Ground lease expires in 2022; however, if borrower does not extend beyond maturity date, must pay off loan

I-2

SCHEDULE II-A
PROPERTIES

1.  Spirit Master Funding

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000047	Flying J. Inc.	Flying J Travel Plaza	950 State Road 206 West	Saint Augustine	FL	3307 N
P0000048	Flying J. Inc.	Flying J Travel Plaza	10226 Old Federal Highway	Carnesville	GA	30521
P0000049	Flying J. Inc.	Flying J Travel Plaza	5300 S SR 3	Spiceland	IN	47385
P0000050	Flying J. Inc.	Flying J Travel Plaza	15236 State Route 180	Catlettsburg	KY	41129-9211
P0000122	America’s Power Sports	KC’s Powersports	12401 S. Memorial Parkway	Huntsville	AL	35803
P0000159	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	3075 Gulf Breeze Parkway	Gulf Breeze	FL	32561
P0000160	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	431 Mary Esther Blvd	Mary Esther	FL	32569
P0000161	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	1117 Hwy 231 Bypass	Troy	AL	36081
P0000162	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	1701 South Texas Avenue	Bryan	TX	77801
P0000163	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	625 18th Avenue North	Columbus	MS	39701
P0000164	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	2167 E. Silver Springs Blvd	Ocala	FL	34470
P0000165	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	3814 University Boulevard West	Jacksonville	FL	32217
P0000166	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	2611 US 27 North	Sebring	FL	33872
P0000167	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	100 Live Oaks Boulevard	Casselberry	FL	32707
P0000172	Hastings Entertainment, Inc.	Hastings	726 10th Avenue South	Great Falls	MT	59401
P0000177	AMC Entertainment, Inc.	AMC Theatre	2515 E. Camelback Road	Phoenix	AZ	85016
P0000178	Pike Holding Plane Nursery LLC	Pike Plane Nursery	5795 State Bridge Road	Alpharetta	GA	30022
P0000179	Pike Holding Plane Nursery LLC	Pike Plane Nursery	3431 Ernest W. Barrett Pkwy	Marietta	GA	30064
P0000180	Pike Holding Plane Nursery LLC	Pike Plane Nursery	3985 Holly Springs Pkwy	Canton	GA	30115
P0000181	Pike Holding Plane Nursery LLC	Pike Plane Nursery	4020 Roswell Road	Atlanta	GA	30342

II-A-1

P0000182	Pike Holding Plane Nursery LLC	Pike Plane Nursery	2955 Holcomb Bridge Road	Alpharetta	GA	30022
P0000183	Pike Holding Plane Nursery LLC	Pike Plane Nursery	2900 Johnson Ferry Road	Marietta	GA	30062
P0000188	Grand Canyon University	Grand Canyon University	3300 West Camelback Rd.	Phoenix	AZ	85017
P0000300	NPC International, Inc.	Pizza Hut	925 N Green River Rd	Evansville	IN	47715-2418
P0000301	NPC International, Inc.	Pizza Hut	4127 Frederica St	Owensboro	KY	42301-7455
P0000302	NPC International, Inc.	Pizza Hut	606 N 1st St	Madill	OK	73446-1410
P0000303	NPC International, Inc.	Pizza Hut	1000 W Maple Ave	Geneva	AL	36340-1638
P0000304	NPC International, Inc.	Pizza Hut	715 Columbia Rd	Blakely	GA	31723-1423
P0000305	NPC International, Inc.	Pizza Hut	1119 Paris Rd	Mayfield	KY	42066-4988
P0000306	Skyline Chili, Inc.	Skyline Chili	2805 Centre Dr	Fairborn	OH	45324-2670
P0000309	Carrols Corporation	Burger King	349 Tryon Rd	Raleigh	NC	27603-3529
P0000310	Carrols Corporation	Burger King	979 US Highway 70 E	New Bern	NC	28560-6535
P0000311	Carrols Corporation	Burger King	1294 Canton Rd	Akron	OH	44312-3951
P0000312	Carrols Corporation	Burger King	14834 State Route 49	Edon	OH	43518-9714
P0000313	Max & Erma’s Restaurants, Inc.	Max & Erma’s	201 Bridewell Dr	Burr Ridge	IL	60521-0834
P0000314	Max & Erma’s Restaurants, Inc.	Max & Erma’s	2240 N Canton Center Rd	Canton	MI	48187-2906
P0000315	Max & Erma’s Restaurants, Inc.	Max & Erma’s	936 Sheraton Dr	Mars	PA	16046-9414
P0000316	Max & Erma’s Restaurants, Inc.	Max & Erma’s	8901 Kingsridge Dr	Dayton	OH	45458-1621
P0000317	Max & Erma’s Restaurants, Inc.	Max & Erma’s	6420 Grand Ave	Gurnee	IL	60031-1620
P0000318	Max & Erma’s Restaurants, Inc.	Max & Erma’s	130 Andrews Dr	Pittsburgh	PA	15275-1200
P0000319	Interfoods of America, Inc.	Popeye’s	1727 Finley Blvd	Birmingham	AL	35204-1736
P0000323	Casa Ole’ Restaurants	Casa Mexico	1459 S Vinnell Way	Boise	ID	83709-1659
P0000324	Banyan, Inc.	Grandy’s	1400 Juan Tabo Blvd NE	Albuquerque	NM	87112-4406
P0000326	Interfoods of America, Inc.	Popeye’s	11413 Reulet Ave	Baton Rouge	LA	70816-8525
P0000327	Burger King Corporation	Burger King	488 E Main St	Apopka	FL	32703-5374

II-A-2

P0000328	Burger King Corporation	Burger King	2400 13th St	Saint Cloud	FL	34769-4136
P0000329	Burger King Corporation	Burger King	11834 E Colonial Dr	Orlando	FL	32826-4701
P0000330	R & L Foods, LLC	Wendy’s	2983 Cottingham Expy	Pineville	LA	71360-4389
P0000331	Southeast Food Services Company, LLC	Wendy’s	1219 Oak Ridge Tpke	Oak Ridge	TN	37830-6404
P0000332	Southeast Food Services Company, LLC	Wendy’s	2544 Decatur Pike	Athens	TN	37303-4929
P0000335	ARG Enterprises	Black Angus	7606 W Bell Rd	Glendale	AZ	85308-8619
P0000336	Thomas & Thomas Investments	Whataburger	Loop 323 N of Highway 31	Tyler	TX
P0000338	Tacala, L.L.C.	Taco Bell	2303 Dayton Blvd	Red Bank	TN	37415-6224
P0000349	Skyline Chili, Inc.	Skyline Chili	9135 Owenfield Dr	Lewis Center	OH	43035-9149
P0000350	Interfoods of America, Inc.	Popeye’s	361 Palisades Blvd	Birmingham	AL	35209-5149
P0000351	Interfoods of America, Inc.	Popeye’s	2265 Oneal Ln	Baton Rouge	LA	70816-3319
P0000354	Fuddruckers, Inc.	Fuddruckers	10050 State St	Sandy	UT	84070
P0000355	Fuddruckers, Inc.	Fuddruckers	1915 Scenic Hwy N	Snellville	GA	30078
P0000356	Fuddruckers, Inc.	Fuddruckers	5271 E Main St	Columbus	OH	43213
P0000357	Fuddruckers, Inc.	Fuddruckers	6607 N IH 35	Austin	TX	78752
P0000358	Fuddruckers, Inc.	Fuddruckers	3586 W Dublin Granville Rd	Columbus	OH	43235
P0000359	Fuddruckers, Inc.	Fuddruckers	14035 E Evans Ave	Aurora	CO	80014
P0000360	Fuddruckers, Inc.	Fuddruckers	3929 Southwest Fwy	Houston	TX	77027
P0000361	Fuddruckers, Inc.	Fuddruckers	11825 Technology Dr	Eden Prairie	MN	55344
P0000362	Fuddruckers, Inc.	Fuddruckers	6455 E Southern Ave	Mesa	AZ	85206
P0000363	Fuddruckers, Inc.	Fuddruckers	14500 Weaver Lake Rd	Maple Grove	MN	55311
P0000364	Fuddruckers, Inc.	Fuddruckers	121 E Campus View Blvd	Columbus	OH	43235
P0000365	Fuddruckers, Inc.	Fuddruckers	7250 Highway 6 N	Houston	TX	77095
P0000366	Fuddruckers, Inc.	Fuddruckers	3560 Fishinger Blvd	Hilliard	OH	43026
P0000367	Fuddruckers, Inc.	Fuddruckers	13010 Northwest Fwy	Houston	TX	77040
P0000368	Fuddruckers, Inc.	Fuddruckers	101 Regal Way	Newport News	VA	23602
P0000369	Fuddruckers, Inc.	Fuddruckers	7800 W Bell Rd	Glendale	AZ	85308
P0000370	Fuddruckers, Inc.	Fuddruckers	9996 Escort Dr	Mason	OH	45040

II-A-3

P0000371	Fuddruckers, Inc.	Fuddruckers	8955 Springbrook Dr NW	Coon Rapids	MN	55433
P0000372	Fuddruckers, Inc.	Fuddruckers	1105 Merchants Way	Chesapeake	VA	23320
P0000373	Fuddruckers, Inc.	Fuddruckers	11992 Chase Plz	Cincinnati	OH	45240
P0000374	Fuddruckers, Inc.	Fuddruckers	10500 Town and Country Way	Houston	TX	77024
P0000375	Fuddruckers, Inc.	Fuddruckers	4360 Kingwood Dr	Kingwood	TX	77339
P0000378	Interfoods of America, Inc.	Popeye’s	8194 Plank Road	Baton Rouge	LA	70811
P0000379	Southeast Food Services Company, LLC	Wendy’s	8749 Campo Road	La Mesa	CA	91941
P0000380	Interfoods of America, Inc.	Popeye’s	3411 N Pace Blvd	Pensacola	FL	32505-5127
P0000381	NPC International, Inc.	Pizza Hut	1551 W Main St	Salem	IL	62881-3805
P0000382	Dickinson Theatres, Inc.	Dickinson Theaters	4900 NE 80th Street	Kansas City	MO	64119
P0000383	Dickinson Theatres, Inc.	Dickinson Theaters	1451 NE Douglas Street	Lees Summit	MO	64086
P0000384	Hastings Entertainment, Inc.	Hastings	1705 North Main Street	Roswell	NM	88201
P0000385	Allwell	Golden Corral	616 So. Ridge Road Circle	Wichita	KS	67209
P0000386	Allwell	Golden Corral	2830 W. 18th Avenue	Emporia	KS	66801
P0000387	Ferrellgas, L.P	Blue Rhino	300 County Road 448	Tavares	FL	32778
P0000390	Famous Dave’s of America	Famous Dave’s	14200 60th St N	Stillwater	MN	55082-6309
P0000391	Famous Dave’s of America	Famous Dave’s	7825 Vinewood Ln	Maple Grove	MN	55369-7013
P0000392	Famous Dave’s of America	Famous Dave’s	7593 147th St W	Apple Valley	MN	55124-6998
P0000393	Friendly’s Ice Cream Corporation	Friendly’s Ice Cream	90 N Genesee St	Utica	NY	13502-2527
P0000394	Friendly’s Ice Cream Corporation	Friendly’s Ice Cream	600 Mountain View Dr	Colchester	VT	05446-1901
P0000395	Friendly’s Ice Cream Corporation	Friendly’s Ice Cream	697 Troy Schenectady Rd	Colonie	NY	12110-2501
P0000396	Friendly’s Ice Cream Corporation	Friendly’s Ice Cream	632 Bloomfield Ave	West Caldwell	NJ	07006-7518
P0000397	Friendly’s Ice Cream Corporation	Friendly’s Ice Cream	11 Main St	West Harwich	MA	02671-1041

II-A-4

P0000398	Friendly’s Ice Cream Corporation	Friendly’s Ice Cream	936 Walnut Bottom Rd	Carlisle	PA	17013-9177
P0000399	Interfoods of America, Inc.	Popeye’s	5534 NW 7th Ave	Miami	FL	33127-1402
P0000400	Interfoods of America, Inc.	Popeye’s	233 W Hillsboro Blvd	Deerfield Beach	FL	33441-3311
P0000401	Interfoods of America, Inc.	Popeye’s	3291 W Broward Blvd	Fort Lauderdale	FL	33312-1112
P0000402	Interfoods of America, Inc.	Popeye’s	14620 Plank Rd	Baker	LA	70714-5445
P0000403	Interfoods of America, Inc.	Popeye’s	1940 Main St	Baker	LA	70714-2843
P0000404	Interfoods of America, Inc.	Popeye’s	5946 Airline Hwy	Baton Rouge	LA	70805-3201
P0000405	Interfoods of America, Inc.	Popeye’s	290 Lobdell Hwy	Port Allen	LA	70767-4198
P0000406	Interfoods of America, Inc.	Popeye’s	107 S 25th St	Fort Pierce	FL	34947-3602
P0000408	Interfoods of America, Inc.	Popeye’s	9854 Halls Ferry Rd	Saint Louis	MO	63136-4017
P0000409	Interfoods of America, Inc.	Popeye’s	8654 Natural Bridge Rd	Saint Louis	MO	63121-4110
P0000410	Interfoods of America, Inc.	Popeye’s	2877 Target Dr	Saint Louis	MO	63136-4639
P0000411	Interfoods of America, Inc.	Popeye’s	9376 Greenwell Springs Rd	Baton Rouge	LA	70814-2909
P0000412	Interfoods of America, Inc.	Popeye’s	2200 S Range Ave	Denham Springs	LA	70726-5214
P0000415	1st University Credit Union	Other	605 S University Parks Dr	Waco	TX	76706-1053
P0000416	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	325 S Mcgee Ave	Apopka	FL	32703-4479
P0000417	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	1070 S Volusia Ave	Orange City	FL	32763-7039
P0000418	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	6706 highway 63	Moss Point	MS	39563-9539
P0000419	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	12475 Highway 49	Gulfport	MS	39503-2785
P0000420	Checker’s Drive-In Restaurants	Rally’s	3979 W Tennessee St	Tallahassee	FL	32304-1015
P0000421	Checker’s Drive-In Restaurants	Rally’s	401 Vincennes Ave	New Albany	IN	47150-3053
P0000424	Checker’s Drive-In Restaurants	Rally’s	7843 US Highway 42	Florence	KY	41042-1803
P0000425	Checker’s Drive-In Restaurants	Rally’s	1709 N Galvez St	New Orleans	LA	70119-1602
P0000426	Checker’s Drive-In Restaurants	Rally’s	2371 Saint Claude Ave	New Orleans	LA	70117-8352
P0000428	Checker’s Drive-In Restaurants	Rally’s	602 N. Baldwin Avenue	Marion	IN	46952-3462
P0000429	Goldco, Inc.	Burger King	1400 W Jefferson St	Quincy	FL	32351-2130

II-A-5

P0000431	Max & Erma’s Restaurants, Inc.	Max & Erma’s	1275 E Dublin Granville Rd	Columbus	OH	43229-3359
P0000432	Max & Erma’s Restaurants, Inc.	Max & Erma’s	1391 Arrowhead Dr	Maumee	OH	43537-1729
P0000433	Max & Erma’s Restaurants, Inc.	Max & Erma’s	4279 Cemetery Rd	Hilliard	OH	43026-1203
P0000434	QK, Inc.	Denny’s	17053 E Shea Blvd	Fountain Hills	AZ	85268-6635
P0000436	RTM Restaurant Group	Arby’s	1375 N Main St	Madisonville	KY	42431-1283
P0000437	RTM Restaurant Group	Arby’s	163 Altama Connector Blvd	Brunswick	GA	31525-1881
P0000438	RTM Restaurant Group	Arby’s	450 E State Rd	American Fork	UT	84003-2559
P0000439	RTM Restaurant Group	Arby’s	251 S Main St	Tooele	UT	84074-2743
P0000440	RTM Restaurant Group	Arby’s	2501 Mayport Rd	Jacksonville	FL	32233-2801
P0000442	RTM Restaurant Group	Arby’s	1116 Highway 81 W	McDonough	GA	30253-6423
P0000443	RTM Restaurant Group	Arby’s	403 Tri County Plz	Cumming	GA	30040-2777
P0000446	RTM Restaurant Group	Arby’s	181 Highway 90	Daphne	AL	36526-9588
P0000449	RTM Restaurant Group	Arby’s	7750 Airport Blvd	Mobile	AL	36608-5025
P0000450	RTM Restaurant Group	Arby’s	7002 Georgetown Rd	Indianapolis	IN	46268-4445
P0000451	RTM Restaurant Group	Arby’s	11190 Beach Blvd	Jacksonville	FL	32246-4804
P0000453	RTM Restaurant Group	Arby’s	9361 Atlantic Blvd	Jacksonville	FL	32225-8218
P0000454	RTM Restaurant Group	Arby’s	622 Fair Rd	Statesboro	GA	30458-4927
P0000455	RTM Restaurant Group	Arby’s	514 N Highway 52	Moncks Corner	SC	29461-3131
P0000456	Interfoods of America, Inc.	Popeye’s	5275 Government St	Baton Rouge	LA	70806-6027
P0000457	Interfoods of America, Inc.	Popeye’s	2137 Staring Ln	Baton Rouge	LA	70810-1038
P0000459	Interfoods of America, Inc.	Popeye’s	2490 NW 79th St	Miami	FL	33147-4930
P0000461	Gander Mountain Company	Gander Mountain	6801 120th Avenue	Kenosha	WI	53140
P0000462	Carmike Cinemas, Inc.	Carmike Cinemas	2435 Edgewood Road SW	Cedar Rapids	IA	52404
P0000463	Humperdink’s Texas, LLC	Humperdink	3820 Belt Line Road	Addison	TX	75001
P0000464	Humperdink’s Texas, LLC	Humperdink	6050 Greenville Ave.	Dallas	TX	75206
P0000465	Humperdink’s Texas, LLC	Humperdink	2208 W. NW Hwy.	Dallas	TX	75220

II-A-6

P0000466	Humperdink’s Texas, LLC	Humperdink	700 Six Flags Drive	Arlington	TX	76011
P0000467	Taco Bueno Restaurants, Inc.	Taco Bueno	1601 Garth Brooks Blvd	Yukon	OK	73099
P0000468	Taco Bueno Restaurants, Inc.	Taco Bueno	2416 S. Georgia Street	Amarillo	TX	79109
P0000469	Taco Bueno Restaurants, Inc.	Taco Bueno	3124 Regency Lane	Denison	TX	75020
P0000470	Taco Bueno Restaurants, Inc.	Taco Bueno	2520 82nd Street	Lubbock	TX	79423
P0000471	Gander Mountain Company	Gander Mountain	8635 Clinton Street	New Hartford	NY	13413
P0000473	Dave & Buster’s, Inc.	Dave & Buster’s	2215 D & B Drive	Marietta	GA	30067
P0000476	Hill Country Furniture Partners, Ltd.	Ashley Furniture	7903 Pat Booker Road	Live Oak	TX	78223
P0000477	RBLS, Inc. (a Texas corporation)	Ashley Furniture	1411 Airway Boulevard	El Paso	TX	79925
P0000478	Gander Mountain Company	Gander Mountain	5038-A Miller Road	Flint	MI	48507
P0000479	Ferrellgas, L.P	Blue Rhino	1750 Agua Mansa Road	Riverside	CA	92509
P0000481	Gander Mountain Company	Gander Mountain	2121 43rd St., SW	Fargo	ND	58103
P0000482	Sonic Corp.	Sonic	202 N Main Ave	Erwin	TN	37650
P0000483	Sonic Corp.	Sonic	3307 No. Broadway St.	Knoxville	TN	37918
P0000484	Sonic Corp.	Sonic	113 1st St.	Radford	VA	24141
P0000533	Sonic Corp.	Sonic	355 No. Franklin St.	Christiansburg	VA	24073
P0000534	Sonic Corp.	Sonic	647 E. Main St.	Pulaski	VA	24301
P0000535	Sonic Corp.	Sonic	790 E. Main St.	Wytheville	VA	24382
P0000536	Sonic Corp.	Sonic	2010 E. Broadway Ave.	Maryville	TN	37804
P0000537	Sonic Corp.	Sonic	411 Foothills Mall Drive	Maryville	TN	37801
P0000538	Sonic Corp.	Sonic	608 Oak Ridge Turnpike	Oak Ridge	TN	37830
P0000539	Sonic Corp.	Sonic	1124 E. Stone Dr.	Kingsport	TN	37660
P0000540	Sonic Corp.	Sonic	104 Cedar Lane	Knoxville	TN	37912
P0000541	Sonic Corp.	Sonic	6949 Maynardsville Pike	Knoxville	TN	39912
P0000542	Sonic Corp.	Sonic	1015 Volunteer Parkway	Bristol	TN	37625
P0000543	Sonic Corp.	Sonic	1108 No. Charles G. Seivers Blvd.	Clinton	TN	37716
P0000545	Dickinson Theatres, Inc.	Dickinson Theaters	10301 So. Memorial Drive	Bixby	OK	74133

II-A-7

P0000551	Gander Mountain Company	Gander Mountain	5864 Carmenica Drive	Cicero	NY	13039
P0000552	Rite Aid Corporation	Rite Aid	3601 Midvale Avenue	Philadelphia	PA	19129
P0000553	Rite Aid Corporation	Rite Aid	120 Jefferson Avenue	Moundsville	WV	26041
P0000554	Rite Aid Corporation	Rite Aid	104 Genesee Street	Oneida	NY	13421
P0000556	Rite Aid Corporation	Rite Aid	735 North Water Street	Uhrichsville	OH	44683
P0000559	Rite Aid Corporation	Rite Aid	1410 Delaware Avenue	Buffalo	NY	14209
P0000560	Rite Aid Corporation	Rite Aid	804 East Winthrop Avenue	Millen	GA	30442
P0000561	Rite Aid Corporation	Rite Aid	301 South Broad Street	Thomasville	GA	31792
P0000566	Sonic Corp.	Sonic	1003 W Elk Avenue	Elizabethton	TN	37643
P0000596	Flying Star Cafe	Flying Star Café	8001 Menaul Blvd NE	Albuquerque	NM	87110
P0000597	Flying Star Cafe	Flying Star Café	4501 Juan Tabo Blvd NE	Albuquerque	NM	87111
P0000634	Hughes Supply, Inc.	Hughes Supply	8700 Hwy 27 S	Sebring	FL	33876
P0000844	Hughes Supply, Inc.	Hughes Supply	914 Chris Drive	West Columbia	SC	29169
P0000845	Hughes Supply, Inc.	Hughes Supply	990 Pedigo Way	Bowling Green	KY	42103
P0000637	Hughes Supply, Inc.	Hughes Supply	8326 Lemon Rd	Port Richey	FL	34668
P0000848	Hughes Supply, Inc.	Hughes Supply	850 E Pine Log Rd	Aiken	SC	29803
P0000849	Hughes Supply, Inc.	Hughes Supply	856 Henri DeTonti Blvd	Tontitown	AR	72770
P0000640	Hughes Supply, Inc.	Hughes Supply	6854 Distribution Ave S	Jacksonville	FL	32256
P0000850	Hughes Supply, Inc.	Hughes Supply	7281 East 30th Street	Indianapolis	IN	46219
P0000642	Hughes Supply, Inc.	Hughes Supply	8091 Supply Drive	Fort Myers	FL	33912
P0000851	Hughes Supply, Inc.	Hughes Supply	5905 Old Rutledge Pike	Knoxville	TN	37924
P0000644	Hughes Supply, Inc.	Hughes Supply	6231 Idlewild Street	Fort Myers	FL	33912
P0000852	Hughes Supply, Inc.	Hughes Supply	6501 Amsterdam Way	Wilmington	NC	28405
P0000646	Hughes Supply, Inc.	Hughes Supply	4355 Drane Field Rd	Lakeland	FL	33811
P0000647	Hughes Supply, Inc.	Hughes Supply	5311 Doolittle Rd	Jacksonville	FL	32254

II-A-8

P0000648	Hughes Supply, Inc.	Hughes Supply	5409-100 Broadway Ave	Jacksonville	FL	32254
P0000649	Hughes Supply, Inc.	Hughes Supply	341 Gees Mill Bus Pkwy	Conyers	GA	30013
P0000650	Hughes Supply, Inc.	Hughes Supply	3509 N Loop 336 W	Conroe	TX	77304
P0000854	Hughes Supply, Inc.	Hughes Supply	4339 White Lick Dr	Whitestown	IN	46075
P0000855	Hughes Supply, Inc.	Hughes Supply	238 Hurricane Shoals Rd	Lawrenceville	GA	30045
P0000856	Hughes Supply, Inc.	Hughes Supply	2820 Mary Linda Ave NE	Roanoke	VA	24012
P0000857	Hughes Supply, Inc.	Hughes Supply	315 9th Street SE	Hickory	NC	28602
P0000655	Hughes Supply, Inc.	Hughes Supply	2007 NW 15th Ave	Pompano Beach	FL	33069
P0000858	Hughes Supply, Inc.	Hughes Supply	2208 S 14th Street	Mattoon	IL	61938
P0000859	Hughes Supply, Inc.	Hughes Supply	229 N St. Augustine Rd	Valdosta	GA	31601
P0000658	Hughes Supply, Inc.	Hughes Supply	1751 L Avenue	Riviera Beach	FL	33401
P0000860	Hughes Supply, Inc.	Hughes Supply	1840 Shelton Ave	Stateville	NC	28677
P0000861	Hughes Supply, Inc.	Hughes Supply	1930 31st Street	Gulfport	MS	39501
P0000862	Hughes Supply, Inc.	Hughes Supply	1234 S Pleasantburg Dr	Greenville	SC	29605
P0000863	Hughes Supply, Inc.	Hughes Supply	1430 N Chase St	Athens	GA	30601
P0000864	Hughes Supply, Inc.	Hughes Supply	1705 River Street	Valdosta	GA	31601
P0000865	Hughes Supply, Inc.	Hughes Supply	1118 Interstate Blvd	Florence	SC	29501
P0000866	Hughes Supply, Inc.	Hughes Supply	117 Industrial Circle	Martinsburg	WV	25401
P0000867	Hughes Supply, Inc.	Hughes Supply	1215 N Bradley Rd	Spokane	WA	99212
P0000868	Hughes Supply, Inc.	Hughes Supply	1065 Sunset Blvd	West Columbia	SC	29169
P0000869	Hughes Supply, Inc.	Hughes Supply	1069 Canton Rd	Marietta	GA	30066
P0000870	Hughes Supply, Inc.	Hughes Supply	1070 S Highland Ave	Jackson	TN	38301
P0000871	Hughes Supply, Inc.	Hughes Supply	100 Tandem Dr	Greer	SC	29650
P0000846	Hughes Supply, Inc.	Hughes Supply	103 Industrial Drive	Hattiesburg	MS	39401
P0000847	Hughes Supply, Inc.	Hughes Supply	10645 Auto Mall Pkwy	D’lberville	MS	39540
P0000673	RTM Restaurant Group	Arby’s	5660 Beach Boulevard	Jacksonville	FL	32207

II-A-9

P0000675	RTM Restaurant Group	Arby’s	2600 S Orange Ave	Orlando	FL	32806
P0000676	RTM Restaurant Group	Arby’s	1305 Tuskawilla Rd	Winter Springs	FL	32708
P0000677	RTM Restaurant Group	Arby’s	2649 Richmond Road	Lexington	KY	40509
P0000678	RTM Restaurant Group	Arby’s	4170 Shelbyville Rd	Louisville	KY	40207
P0000679	RTM Restaurant Group	Arby’s	16005 US Highway 441	Eustis	FL	32726
P0000680	Casa Ole’ Restaurants	Casa Ole	5705 4th St	Lubbock	TX	79416
P0000681	Casa Ole’ Restaurants	Casa Ole	1520 Southmore Ave	Pasadena	TX	77502
P0000682	Casa Ole’ Restaurants	Casa Ole	2726 Spencer Hwy	Pasadena	TX	77504
P0000683	Casa Ole’ Restaurants	Casa Ole	2730 East Highway 190	Copperas Cove	TX	76522
P0000685	Casa Ole’ Restaurants	Garibaldi’s	525 Caldwell Blvd	Nampa	ID	83651
P0000687	Casa Ole’ Restaurants	Monterey’s Tex Mex	410 S. Gordon St	Alvin	TX	77511
P0000688	Casa Ole’ Restaurants	Monterey’s Tex Mex	12520 Greenspoint Dr	Houston	TX	77060
P0000689	Casa Ole’ Restaurants	Monterey’s Tex Mex	3201 Freedom Blvd	Bryan	TX	77802
P0000691	Casa Ole’ Restaurants	Monterey’s Tex Mex	5694 W Skelly Dr	Tulsa	OK	74107
P0000692	RTM Restaurant Group	Arby’s	1228 South Broadway Street	Lexington	KY	40504-2738
P0000693	Rite Aid Corporation	Rite Aid	5601 Chestnut Street	Philadelphia	PA	19139
P0000694	Sportsman’s Warehouse	Sportsman’s Warehouse	1551 Lawrence Drive	DePere	WI	54115
P0000696	Apollo College	Apollo Colleges	630 W. Southern Ave	Mesa	AZ	85210
P0000697	Apollo College	Apollo Colleges	3550 N. Oracle Road	Tucson	AZ	85704
P0000698	Apollo College	Apollo Colleges	2701 W. Bethany Home Road	Phoenix	AZ	85017
P0000699	Apollo College	Apollo Colleges	8503 N. 27th Avenue	Phoenix	AZ	85051
P0000705	Pilgrim’s Pride Corporation	Pilgrim’s Pride Freezer Warehouse Facility	3330 Woodrow Wilson Drive	Jackson	MS	39209
P0000706	Stonebrook Properties LLC	Golden Corral	1300 South Morgan	Granbury	TX	76048
P0000707	Corral of Michigan LLC	Golden Corral	37101 Warren Road	Westland	MI	48185
P0000708	Pizza Properties, Ltd	Peter Piper Pizza	2210 West University Drive	Edinburg	TX	78539

II-A-10

P0000709	Pizza Properties, Ltd	Peter Piper Pizza	402 South Bibb Ave	Eagle Pass	TX	78852
P0000710	Pizza Properties, Ltd	Peter Piper Pizza	4526 East Hwy 83	Rio Grande City	TX	78582
P0000711	Pizza Properties, Ltd	Peter Piper Pizza	3101 East Expressway 83	Weslaco	TX	78596
P0000730	HOM Furniture, Inc	HOM Furniture Showrooms	4726 Mall Drive	Hermantown	MN	55811
P0000731	HOM Furniture, Inc.	HOM Furniture Showrooms	2921 Mall Drive	Eau Claire	WI	54701
P0000732	Hastings Entertainment, Inc.	Hastings	200 Hwy 332 West	Lake Jackson	TX	77566
P0000737	Pizza Properties, Ltd	Peter Piper Pizza	9450 Dyer Street	El Paso	TX	79924
P0000738	Rite Aid Corporation	Rite Aid	21500-21508 Harper Avenue	St. Clair Shores	MI	48081
P0000747	Anvia, Inc.	Ashley Home Center	4597 Southwest Drive	Abilene	TX	79605
P0000748	Sky Ventures, LLC	Pizza Hut	545 Hwy 9 E	Forest City	IA	50436
P0000749	Sky Ventures, LLC	Pizza Hut	419 2nd Ave SE	Cresco	IA	52136
P0000750	Sky Ventures, LLC	Pizza Hut	260 Carson Ave	Elk River	MN	55330
P0000751	Sky Ventures, LLC	Pizza Hut	1325 Town Centre Dr	Eagan	MN	55123
P0000752	Sky Ventures, LLC	Pizza Hut	964 Hwy 15 S	Hutchinson	MN	55350
P0000753	Sky Ventures, LLC	Pizza Hut	5501 Grand Ave	Duluth	MN	55808
P0000754	Sky Ventures, LLC	Pizza Hut	3600 N Douglas	Crystal	MN	55422
P0000755	Sky Ventures, LLC	Pizza Hut	32 Sheridan St	Ely	MN	55731
P0000756	Sky Ventures, LLC	Pizza Hut	701 Highway 33 S	Cloquet	MN	55720
P0000757	Sky Ventures, LLC	Pizza Hut	1101 Hwy 25 N	Buffalo	MN	55313
P0000758	Sky Ventures, LLC	Pizza Hut	1918 London Rd	Duluth	MN	55812
P0000759	Sky Ventures, LLC	Pizza Hut	1725 E Main St	Albert Lea	MN	56007
P0000760	Sky Ventures, LLC	Pizza Hut	623 Hammond Ave	Superior	WI	54880
P0000761	Sky Ventures, LLC	Pizza Hut	3854 N Central Ave	Columbia Heights	MN	55421
P0000762	Sky Ventures, LLC	Pizza Hut	100 N Phillips	Algona	IA	50511
P0000763	Sky Ventures, LLC	Pizza Hut	1653 Weir Dr	Woodbury	MN	55125
P0000764	Sky Ventures, LLC	Pizza Hut	W Hwy 18	Mason City	IA	50401

II-A-11

P0000765	Sky Ventures, LLC	Pizza Hut	1211 7th Ave	Two Harbors	MN	55616
P0000766	Sky Ventures, LLC	Pizza Hut	257 Marschall Rd	Shakopee	MN	55379
P0000767	Sky Ventures, LLC	Pizza Hut	Hwy 18	Clear Lake	IA	50428
P0000768	Sky Ventures, LLC	Pizza Hut	1157 S Main	Sauk Centre	MN	56378
P0000769	Sky Ventures, LLC	Pizza Hut	15065 Canada Rd	Rosemount	MN	55068
P0000770	Sky Ventures, LLC	Pizza Hut	1504 13th Street S	Virginia	MN	55792
P0000771	Sky Ventures, LLC	Pizza Hut	7500 Bass Lake Rd	New Hope	MN	55428
P0000772	Sky Ventures, LLC	Pizza Hut	1300 W Broadway	Minneapolis	MN	55411
P0000773	Sky Ventures, LLC	Pizza Hut	319 N Benton	Sauk Rapids	MN	56379
P0000774	Sky Ventures, LLC	Pizza Hut	1685 White Bear Ave	Maplewood	MN	55109
P0000775	Sky Ventures, LLC	Pizza Hut	17305 Kenrick Ave	Lakeville	MN	55044
P0000776	Sky Ventures, LLC	Pizza Hut	2001 W Hwy 52	Rochester	MN	55901
P0000777	Sky Ventures, LLC	Pizza Hut	1101 37th St East	Hibbing	MN	55746
P0000778	Sky Ventures, LLC	Pizza Hut	806 S Pokegama	Grand Rapids	MN	55744
P0000779	Sky Ventures, LLC	Pizza Hut	1404 E College Dr	Marshall	MN	56258
P0000780	Falcon Holdings	Church’s	276 Park Ave W	Mansfield	OH	44902
P0000781	Falcon Holdings	Church’s	700 S Arlington	Akron	OH	44306
P0000782	Falcon Holdings	Church’s	1520 E Main	Columbus	OH	43205
P0000783	Falcon Holdings	Church’s	920 N Grand Ave	St. Louis	MO	63106
P0000784	Falcon Holdings	Church’s	4375 Refugee Rd	Columbus	OH	43232
P0000785	Falcon Holdings	Church’s	1391 Wooster Ave	Akron	OH	44320
P0000786	Falcon Holdings	Church’s	3525 N Grand Blvd	St. Louis	MO	63107
P0000787	Falcon Holdings	Church’s	410 9th St NE	Canton	OH	44704
P0000788	Falcon Holdings	Church’s	805 N Kings Hwy	St. Louis	MO	63108
P0000789	Falcon Holdings	Church’s	7260 Manchester Rd	Maplewood	MO	63143
P0000790	Falcon Holdings	Church’s	1211 S. Main	Akron	OH	44301
P0000791	Falcon Holdings	Church’s	1753 Woodson Rd	Overland	MO	63114
P0000792	Falcon Holdings	Church’s	4414 N Saginaw	Flint	MI	48505
P0000793	Falcon Holdings	Church’s	4401 Marshall Rd	St. Louis	MO	63134

II-A-12

P0000794	Falcon Holdings	Church’s	10646 New Halls Ferry	Ferguson	MO	63135
P0000795	Falcon Holdings	Church’s	16100 Livernois	Detroit	MI	48221
P0000796	Falcon Holdings	Church’s	7215 Natural Bridge Rd	Normandy	MO	63121
P0000797	Falcon Holdings	Church’s	9137 W Grand River	Detroit	MI	48204
P0000798	Falcon Holdings	Church’s	13611 West 8 Mile Rd	Detroit	MI	48235
P0000799	Falcon Holdings	Church’s	24990 Dequindre	Warren	MI	48091
P0000800	Falcon Holdings	Church’s	15525 Chicago Ave	Detroit	MI	48228
P0000801	Falcon Holdings	Church’s	11501 Woodward Ave	Detroit	MI	48202
P0000802	Falcon Holdings	Church’s	2928 E 7 Mile Rd	Detroit	MI	48234
P0000803	Falcon Holdings	Church’s	13531 Fenkell Ave	Detroit	MI	48227
P0000804	Falcon Holdings	Church’s	4850 West 16th St	Indianapolis	IN	46224
P0000805	Falcon Holdings	Church’s	14260 Gratiot Ave	Detroit	MI	48205
P0000806	Falcon Holdings	Church’s	5443 East 21st St	Indianapolis	IN	46218
P0000807	Falcon Holdings	Church’s	3860 N College Ave	Indianapolis	IN	46205
P0000808	Falcon Holdings	Church’s	11965 E Warren Ave	Detroit	MI	48214
P0000809	Falcon Holdings	Church’s	3970 Lafayette Rd	Indianapolis	IN	46254
P0000810	Falcon Holdings	Church’s	5520 Caseyville Ave	Washington Park	IL	62204
P0000811	Falcon Holdings	Church’s	5040 E 38th St	Indianapolis	IN	46218
P0000812	Falcon Holdings	Church’s	4590 W 5th Ave	Gary	IN	46406
P0000813	Falcon Holdings	Church’s	333 E 159th St	Harvey	IL	60426
P0000814	Falcon Holdings	Church’s	3863 N Post Rd	Indianapolis	IN	46226
P0000815	Falcon Holdings	Church’s	500 S Western Avenue	Peoria	IL	61605
P0000816	Falcon Holdings	Church’s	5400-08 W. Cermak Rd	Cicero	IL	60650
P0000817	Falcon Holdings	Church’s	3701 Grant St	Gary	IN	46408
P0000818	Falcon Holdings	Church’s	1409 South Broadway	Gary	IN	46407
P0000819	Falcon Holdings	Church’s	4812 W North Ave	Chicago	IL	60639
P0000820	Falcon Holdings	Church’s	345 Collins St	Joliet	IL	60432
P0000821	Falcon Holdings	Church’s	7102 S Stony Island Ave	Chicago	IL	60649
P0000822	Falcon Holdings	Church’s	200 E 103rd St	Chicago	IL	60628
P0000823	Falcon Holdings	Church’s	2601 State St	East St. Louis	IL	62201
P0000824	Falcon Holdings	Church’s	431 N Austin Blvd	Chicago	IL	60644
P0000825	Falcon Holdings	Church’s	101 E 35th St	Chicago	IL	60616

II-A-13

P0000826	Falcon Holdings	Church’s	6600 S Halsted St	Chicago	IL	60621
P0000827	Falcon Holdings	Church’s	1808 W 47th St	Chicago	IL	60609
P0000828	Falcon Holdings	Church’s	1855 S Blue Island Ave	Chicago	IL	60608
P0000829	Falcon Holdings	Church’s	2806 W Cermak Ave	Chicago	IL	60623

2.  Spirit Master Funding II

Property ID	Obligor	Concept	Address	City	St	Zip Code
P0000335	ARG Enterprises	Black Angus	7606 W Bell Rd	Glendale	AZ	85308-8619
P0000339	Tacala, L.L.C.	Taco Bell	4121 Hixson Pike	Chattanooga	TN	37415-3111
P0000413	QK, Inc.	Denny’s	425 NE Hassalo St	Portland	OR	97232-2056
P0000422	Checker’s Drive-In Restaurants	Rally’s	2502 S Preston St # 3	Louisville	KY	40217-2431
P0000458	Interfoods of America, Inc.	Popeye’s	10706 Florida Blvd	Baton Rouge	LA	70815-1742
P0000480	Mosaica Education	Mosaica	2255 Kimberly Parkway East	Columbus	OH	43232
P0000586	Mosaica Education	Mosaica	3333 Chipewa Drive	Columbus	OH	43214
P0000587	Mosaica Education	Mosaica	555 S Fifth Avenue	Alpena	MI	49707
P0000842	DL Industries, LP	Dan-Loc Bolt & Gasket	725 North Drennan	Houston	TX	77003
P0000843	Huntsville Wholesale Furniture	Ashley Furniture	3020 South Memorial Parkway	Huntsville	AL	35801
P0000880	Hal Smith Restaurant Group	Krispy Kreme	1502 SE Walton Blvd	Bentonville	AR	72712
P0000881	Hal Smith Restaurant Group	Krispy Kreme	1315 Shackleford Rd	Little Rock	AR	72211
P0000882	Hal Smith Restaurant Group	Krispy Kreme	4301 South Loop 289	Lubbock	TX	79423
P0000883	Hill Country Furniture Partners, Ltd.	Ashley Furniture	12493 West IH-10	San Antonio	TX	78230
P0001048	Eateries Inc.	Eateries, Inc	1220 S. Santa Fe	Edmond	OK	73003
P0001049	Eateries Inc.	Garfield’s	4845 N. Kickapoo	Shawnee	OK	74801
P0001052	Pine Creek Medical Center	Pine Creek Medical Center	9032 Harry Hines Blvd	Dallas	TX	75235
P0001053	D-Sea, Inc.	Long John Silvers	1215 Main Street	Crossville	TN	38555

II-A-14

P0001054	D-Sea, Inc.	Long John Silvers	2550 East Morris Blvd	Morristown	TN	37814
P0001055	D-Sea, Inc.	Long John Silvers	325 South Calderwood Ave	Alcoa	TN	37701
P0001056	D-Sea, Inc.	Long John Silvers	1282 Oak Ridge Turnpike	Oak Ridge	TN	37830
P0001057	D-Sea, Inc.	Long John Silvers	4416 Western Avenue	Knoxville	TN	37921
P0001058	D-Sea, Inc.	Long John Silvers	1612 South Roane Street	Harriman	TN	37748
P0001059	D-Sea, Inc.	Long John Silvers	2816 Magnolia Ave	Knoxville	TN	37914
P0001060	D-Sea, Inc.	Long John Silvers	2005 W. Andrew Johnson Hwy	Morristown	TN	37814
P0001061	D-Sea, Inc.	Long John Silvers	1595 E Andrew Johnson Hwy	Greenville	TN	37743
P0001062	D-Sea, Inc.	Long John Silvers	5227 Clinton Highway	Knoxville	TN	37912
P0001063	D-Sea, Inc.	Long John Silvers	4833 North Broadway	Knoxville	TN	37918
P0001064	D-Sea, Inc.	Long John Silvers	540 Highway 321 North	Lenoir City	TN	37771
P0001065	Excel Motorsports	Excel Motorsports	8800 W. Colfax Ave.	Lakewood	CO	80215
P0001066	Excel Motorsports	Excel Motorsports	6950 E. Colfax Ave.	Denver	CO	80220
P0001068	Stephen A. Hall Enterprises, LLC	Mitsubishi	677 East Interstate 20	Arlington	TX	76018
P0001070	Restaurant Resources	Pizza Hut	3125 Agency Street	Burlington	IA	52601-1908
P0001071	Restaurant Resources	Pizza Hut	2075 John F. Kennedy Road	Dubuque	IA	52002-3815
P0001072	Restaurant Resources	Pizza Hut	49 Cedar Street	Tipton	IA	52772-1752
P0001073	Restaurant Resources	Pizza Hut	1310 N. Roosevelt Ave	Burlington	IA	52601-2047
P0001074	Restaurant Resources	Pizza Hut	1845 8th Street SE	Dyersville	IA	52040-2156
P0001075	Restaurant Resources	Pizza Hut	1640 First Street West	Independence	IA	50644-2322
P0001076	Restaurant Resources	Pizza Hut	1129 E. Main Street	Manchester	IA	52057-1829
P0001077	Restaurant Resources	Pizza Hut	709 First Ave	Rock Falls	IL	61071-1765
P0001078	Restaurant Resources	Pizza Hut	1616 N. Second Street	Clinton	IA	52732-2861
P0001079	Restaurant Resources	Pizza Hut	1320 11th Street	De Witt	IA	52742-1224
P0001080	Restaurant Resources	Pizza Hut	701 N. Main Street	Savanna	IL	61074-1318
P0001084	Heartland Food Corp.	Burger King	10550 S Avenue B	Chicago	IL	60617

II-A-15

P0001085	Heartland Food Corp.	Burger King	1750 N Harlem Ave	Elmwood Park	IL	60707
P0001086	St. Ann Enterprises	Burger King	10458 Saint Charles Rock Rd	Saint Ann	MO	63074
P0001087	Heartland Food Corp.	Burger King	725 US Highway 24 W	Gilman	IL	60938
P0001088	Heartland Food Corp.	Burger King	2651 S Veterans Pkwy	Springfield	IL	62704
P0001089	Heartland Food Corp.	Burger King	1308 N Keller Dr	Effingham	IL	62401
P0001090	Heartland Food Corp.	Burger King	4241 N Prospect St	Decatur	IL	62526
P0001091	Heartland Food Corp.	Burger King	2901 S Grand Ave E	Springfield	IL	62703
P0001092	Heartland Food Corp.	Burger King	1144 W Boughton Rd	Bolingbrook	IL	60440
P0001094	Heartland Food Corp.	Burger King	1290 Normantown Rd	Romeoville	IL	60446
P0001095	Heartland Food Corp.	Burger King	1503 Woodlawn Rd	Lincoln	IL	62656
P0001096	NPC International, Inc.	Pizza Hut	708 Jackson Street	Pana	IL	62557
P0001097	NPC International, Inc.	Pizza Hut	1602 N. 8th Street	Vandalia	IL	62471
P0001098	NPC International, Inc.	Pizza Hut	105 W. Lincoln Ave	Charleston	IL	61920
P0001099	NPC International, Inc.	Pizza Hut	205 N. Keller Dr	Effingham	IL	62401
P0001100	NPC International, Inc.	Pizza Hut	1204 German Street	Maquoketa	IA	52060
P0001101	NPC International, Inc.	Pizza Hut	1215 W. Main Street	Shelbyville	IL	62565
P0001102	NPC International, Inc.	Pizza Hut	303 W. Springfield Road	Taylorville	IL	62568
P0001103	NPC International, Inc.	Pizza Hut	1600 West Euclid Ave	Des Moines	IA	50313
P0001104	NPC International, Inc.	Pizza Hut	1002 Short Street	Decorah	IA	52101
P0001105	NPC International, Inc.	Pizza Hut	303 N. K Ave	Vinton	IA	52349
P0001106	Mid-Ohio Restaurant Mgmt., Inc.	Wendy’s	4965 East Pike	Zanesville	OH	43701

II-A-16

P0001107	Golden Partners	Golden Corral	1801 S. Waldron	Fort Smith	AR	72903
P0001108	Golden Partners	Golden Corral	3551 Shepherd of the Hills Expressway	Branson	MO	65616
P0001109	Golden Partners	Golden Corral	2020 E. Primrose	Springfield	MO	65804
P0001110	Golden Partners	Golden Corral	5001 Warden Road	North Little Rock	AR	72116
P0001111	Arby’s Restaurant Group	Arby’s	1518 S. Washington Street	Crawfordsville	IN	47933
P0001112	Arby’s Restaurant Group	Arby’s	545 S. State Road 67	Mooresville	IN	46158
P0001114	U.S. Beef Corporation	Arby’s	437 W. Grand Ave	Chickasa	OK	73018
P0001117	CJM Enterprises, Inc.	Doc’s Bar-B-Q	1601 N. Mississippi Ave	Ada	OK	74820
P0001118	Seed Restaurant Group Inc.	Fazoli’s	1550 Appleton Road	Menasha	WI	54952
P0001119	Seed Restaurant Group Inc.	Fazoli’s	498 SE State Route 291	Lees Summit	MO	64063
P0001120	Seed Restaurant Group Inc.	Fazoli’s	2333 Missouri Blvd	Jefferson City	MO	65109
P0001121	Seed Restaurant Group Inc.	Fazoli’s	5550 Highway 52 N	Rochester	MN	55901
P0001122	Seed Restaurant Group Inc.	Fazoli’s	439 W. Coliseum Blvd	Fort Wayne	IN	46805
P0001124	Seed Restaurant Group Inc.	Fazoli’s	810 SW US Highway 40	Blue Springs	MO	64015
P0001157	Crème de la Crème	Crème de la Crème	7550 Park Meadows Dr	Lone Tree	CO	80124
P0001158	Crème de la Crème	Crème de la Crème	4625 Weaver Parkway	Warrenville	IL	60555
P0001159	Crème de la Crème	Crème de la Crème	4600 West 115th Street	Leawood	KS	66211
P0001167	Regal Entertainment, Inc.	Regal Cinemas	950 Foxcroft Avenue	Martinsburg	WV	25401
P0001168	Carmike Cinemas, Inc.	Carmike Cinemas	1550 Pulsar Drive	Colorado Springs	CO	80916
P0001169	Carmike Cinemas, Inc.	Carmike Cinemas	1807 Martin Luther King Jr. Blvd	Durham	NC	27707
P0001170	Carmike Cinemas, Inc.	Carmike Cinemas	5320 Forest Drive	Columbia	SC	29206
P0001171	Carmike Cinemas, Inc.	Carmike Cinemas	3636 Manhattan Ave	Ft. Collins	CO	80526
P0001172	Carmike Cinemas, Inc.	Carmike Cinemas	4822 Koger Blvd	Greensboro	NC	27407
P0001173	Carmike Cinemas, Inc.	Carmike Cinemas	201 Tall Pines Avenue	Longview	TX	75605
P0001174	Carmike Cinemas, Inc.	Carmike Cinemas	111 Cinema Drive	Wilmington	NC	28403

II-A-17

P0001203	Carmike Cinemas, Inc.	Carmike Cinemas	3547 Reynolda Road	Winston-Salem	NC	27106
P0001204	Carrols Corporation	Burger King	1892 W. Market Street	Akron	OH	44313
P0001205	Carrols Corporation	Burger King	2490 Shawnee Road	Lima	OH	45806
P0001206	Platinum Restaurant Group	Eddie Merlot’s	1502 Illinois Road South	Ft. Wayne	IN	46804
P0001207	Platinum Restaurant Group	Eddie Merlot’s	3645 E. 96th Street	Indianapolis	IN	46240
P0001208	Carrols Corporation	Burger King	365 Amherst Street	Buffalo	NY	14207
P0001209	Carrols Corporation	Burger King	1083 Hertel Avenue	Buffalo	NY	14216
P0001210	Carrols Corporation	Burger King	1459 French Road	Cheektowaga	NY	14225
P0001211	Carrols Corporation	Burger King	34 Hamburg Street	East Aurora	NY	14052
P0001212	Carrols Corporation	Burger King	6933 Erie Road	Evans	NY	14047
P0001213	Carrols Corporation	Burger King	937 Fairmount Avenue	Jamestown	NY	14701
P0001214	Carrols Corporation	Burger King	3701 Diann Marie Road	Louisville	KY	40242
P0001216	Carrols Corporation	Burger King	6450 Outer Loop	Louisville	KY	40228
P0001217	Carrols Corporation	Burger King	2553 Military Road	Niagara Falls	NY	14304
P0001218	Carrols Corporation	Burger King	10 South Cascade Street	Springville	NY	14141
P0001221	Capitol Racquet Sports, Inc.	Courthouse Athletic Club	300 Glen Creek Road NW	Salem	OR	97304
P0001222	Capitol Racquet Sports, Inc.	Courthouse Athletic Club	6250 Commercial St S	Salem	OR	97306
P0001223	Capitol Racquet Sports, Inc.	Courthouse Athletic Club	4132 Devonshire N	Salem	OR	97305
P0001224	Capitol Racquet Sports, Inc.	Courthouse Athletic Club	6425 Wheatland Road N	Salem	OR	97303
P0001225	Capitol Racquet Sports, Inc.	Courthouse Athletic Club	2975 River Road S	Salem	OR	97302
P0001226	Carmike Cinemas, Inc.	Carmike Cinemas	3930 E. DuPont Road	Fort Wayne	IN	46825
P0001220	Pike Holding Nursery LLC	Pike Nurseries	6100 Lawrenceville Highway	Atlanta	GA	30084
P0001234	Aspen Education Group, Inc.	Academy of the Sierras	42675 Road 44	Reedley	CA	93654
P0001235	Aspen Education Group, Inc.	Academy at Swift River	151 South Street	Cummington/Ashfield/Plainfield	MA	01026

II-A-18

P0001236	Aspen Education Group, Inc.	New Leaf Academy	2075 N. Rugby Road	Hendersonville	NC	28791
P0001237	Aspen Education Group, Inc.	Bromley Brook School	2595 Depot Street	Manchester	VT	05255
P0001238	Plastech Engineered Products	Manufacturer	1833 Frenchtown Center Drive	Monroe	MI	48162
P0001239	Dickinson Theatres, Inc.	Dickinson Theatres	8601 W. 135th Street	Overland Park	KS	66223
P0001240	Dickinson Theatres, Inc.	Dickinson Theatres	1325 N. Litchfield Road	Goodyear	AZ	85336
P0001241	PamCo. Inc.	Office Bldg	425 Maestro Drive	Reno	NV	89511
P0001242	NPC International, Inc.	Pizza Hut	200 East Taylor Street	Creston	IA	50801
P0001243	Q’s Restaurant Group	Cheddar’s Casual Café	11135 Causeway Boulevard	Brandon	FL	33511
P0001244	Formed Fiber Technologies	Manufacturing	1630 Ferguson Court	Sidney	OH	45365
P0001245	Aspen Education Group, Inc.	Mount Bachelor Academy	33051 N.E. Ochoco Highway	Prineville	OR	97754
P0001247	Automotive Remarketing Group, Inc.	Auto/RV Auctions	11982 New Kings Road	Jacksonville	FL	32219
P0001248	Automotive Remarketing Group, Inc.	Auto/RV Auctions	8544 E. Admiral Place	Tulsa	OK	74115
P0001249	Automotive Remarketing Group, Inc.	Auto/RV Auctions	2415 South Hwy 101	Greenville	SC	29651
P0001250	Crème de la Crème	Crème de la Crème	501 Oakmont Lane	Westmont	IL	60559
P0001252	Hardee’s Foods Systems, Inc.	Hardee’s	1208 Industrial Boulevard	East Ellijay	GA	30539
P0001253	Hardee’s Foods Systems, Inc.	Hardee’s	451 W. Ottawa Street	Paxton	IL	60957
P0001254	Heartland Food Corp.	Burger King	408 N. Lincoln Road	Escanaba	MI	49829
P0001255	Heartland Food Corp.	Burger King	800 S. Washburn St	Oshkosh	WI	54904
P0001256	Heartland Food Corp.	Burger King	13348 Washington Ave	Sturtevant	WI	60617
P0001257	Hometown Folks, LLC	Burger King	2635 Decatur Pike	Athens	TN	37303
P0001258	L & D Foods, Inc.	Wendy’s	6834 Wesley Street	Greenville	TX	75402
P0001259	Arby’s Restaurant Group	Arby’s	1010 Foxcroft Ave	Martinsburg	WV	25401

II-A-19

P0001261	Arby’s Restaurant Group	Arby’s	1224 S. Mission Street	Mount Pleasant	MI	48858
P0001262	Arby’s Restaurant Group	Arby’s	44905 Mound	Sterling Heights	MI	48314
P0001263	Trefz & Trefz, Inc.	Arby’s	2209 Cherry Road	Rock Hill	SC	29732
P0001265	Harris Foods	Wendy’s	177 N Lee St	Forsyth	GA	31029
P0001266	Harris Foods	Wendy’s	1961 Eatonton Rd	Madison	GA	30650

3.  Spirit Master Funding III

Property ID	Obligor	Concept	Address	City	St	Zip Code
P0001777	Fisher Motors, Inc	Fisher Motors	1111 20th Ave. SW	Minot	ND	58701
P0001776	El Chico Restaurants Of America, Inc	El Chico	1028 Central Expressway	Wichita Falls	TX	76305
P0001775	El Chico Restaurants Of America, Inc	El Chico	2104 S. First Street	Lufkin	TX	75901
P0001774	El Chico Restaurants Of America, Inc	El Chico	1315 N. Collins	Arlington	TX	76011
P0001771	El Chico Restaurants Of America, Inc	El Chico	8409 Interstate 30	Little Rock	AR	72209
P0001770	El Chico Restaurants Of America, Inc	El Chico	5015 Hinkleville Rd.	Paducah	KY	42001
P0001769	El Chico Restaurants Of America, Inc	El Chico	3010 Lakecrest Circle	Lexington	KY	40513
P0001768	El Chico Restaurants Of America, Inc	El Chico	9825 E. 21st St.	Tulsa	OK	74129
P0001767	El Chico Restaurants Of America, Inc	El Chico	124 Holiday Dr.	Ardmore	OK	73401
P0001766	El Chico Restaurants Of America, Inc	El Chico	204 W. Shawnee Ave.	Muskogee	OK	74401
P0001765	El Chico Restaurants Of America, Inc	El Chico	4015 Fern Ave.	Shreveport	LA	71105
P0001764	El Chico Restaurants Of America, Inc	El Chico	2815 N. Highway 75	Sherman	TX	75090

II-A-20

P0001760	Santa Fe Cattle Company, Inc.	Santa Fe Cattle Company	1800 S. Meridian	Oklahoma City	OK	73108
P0001759	Unique Ventures Group, Inc.	Perkins Family Restaurant	Route 358 Hadley Road	Greenville	PA	16125
P0001755	Davidson Motor Co	Ford Motor Company	55 Expedition Trail	Gettysburg	PA	17325
P0001754	Unique Ventures Group, Inc.	Perkins Family Restaurant	3870 Elm Road, NE	Warren	OH	44483
P0001753	Unique Ventures Group, Inc.	Perkins Family Restaurant	3334 Wilmington Road	New Castle	PA	16105
P0001752	Unique Ventures Group, Inc.	Perkins Family Restaurant	804 Boardman-Poland Rd	Youngstown	OH	44512
P0001751	Unique Ventures Group, Inc.	Perkins Family Restaurant	4896 Everhard Road	Canton	OH	44718
P0001750	Unique Ventures Group, Inc.	Perkins Family Restaurant	5550 Interstate Blvd	Austintown	OH	44515
P0001749	Unique Ventures Group, Inc.	Perkins Family Restaurant	310 West Columbus Ave	Corry	PA	16407
P0001748	Unique Ventures Group, Inc.	Perkins Family Restaurant	2728 West State Road	Olean	NY	14760
P0001747	Unique Ventures Group, Inc.	Perkins Family Restaurant	31-35 Bolivar Drive	Bradford	PA	16701
P0001746	Unique Ventures Group, Inc.	Perkins Family Restaurant	4403 Peach Street	Erie	PA	16509
P0001745	Unique Ventures Group, Inc.	Perkins Family Restaurant	1953 Niles-Cortland Rd	Warren	OH	44484
P0001744	Unique Ventures Group, Inc.	Perkins Family Restaurant	207 Plum Street	Edinboro	PA	16412
P0001743	Unique Ventures Group, Inc.	Perkins Family Restaurant	18276 Conneaut Lake Rd	Meadville	PA	16335
P0001742	Unique Ventures Group, Inc.	Perkins Family Restaurant	78 Perkins Road	Clarion	PA	16214
P0001741	Unique Ventures Group, Inc.	Perkins Family Restaurant	915 West Main Street	Grove City	PA	16127
P0001740	Unique Ventures Group, Inc.	Perkins Family Restaurant	20013 Route 19	Cranberry Twp	PA	16066
P0001739	Unique Ventures Group, Inc.	Perkins Family Restaurant	2714 West Lake Road	Erie	PA	16505
P0001738	Unique Ventures Group, Inc.	Perkins Family Restaurant	115 Ludlow Street	Warren	PA	16365
P0001737	Unique Ventures Group, Inc.	Perkins Family Restaurant	587 East Main Street	Canfield	OH	44406
P0001736	Unique Ventures Group, Inc.	Perkins Family Restaurant	1871 Oakland Avenue	Indiana	PA	15701
P0001735	Unique Ventures Group, Inc.	Perkins Family Restaurant	4334 Buffalo Road	Erie	PA	16510

II-A-21

P0001734	Unique Ventures Group, Inc.	Perkins Family Restaurant	1601 Prospect Road	Ashtabula	OH	44004
P0001733	Unique Ventures Group, Inc.	Perkins Family Restaurant	7175 Engle Road	Middleburg Hts	OH	44130
P0001727	Cornett Hospitality, LLC	Hooters	4627 Williamson Rd NW	Roanoke	VA	24012
P0001726	Cornett Hospitality, LLC	Hooters	6035 Carlisle Pike	Mechanicsburg	PA	17050
P0001725	Mealey’s Furniture Hldgs Inc	Mealey’s Furniture	130 Enterprise Avenue	Morrisville	PA	19067
P0001724	Mealey’s Furniture Hldgs Inc	Mealey’s Furniture	179 Lincoln Highway	Fairless Hills	PA	19030
P0001723	Mealey’s Furniture Hldgs Inc	Mealey’s Furniture	3150 Knights Road	Bensalem	PA	19020
P0001722	Stu Evans Lincoln-Mercury, Lakeside Inc.	Lincoln-Mercury	17500 Hall Rd.	Clinton Township	MI	48038
P0001720	Tacala, LLC	Taco Bell	2491 Keith Street NW	Cleveland	TN	37311
P0001718	Tacala, LLC	Taco Bell	1093 Blowing Rock Rd	Boone	NC	28607
P0001716	Heartland Food Corp	Burger King	2889 New York Street	Aurora	IL	60504
P0001715	Arby’s Restaurant Group, Inc.	Arby’s	17032 N 99th Ave	Sun City	AZ	85373
P0001710	Hospitality West, LLC	Pizza Hut	10370 Bennett Rd	Fredonia	NY	14063
P0001709	Hospitality West, LLC	Pizza Hut	37 Center St	Hornell	NY	14843
P0001706	APPLEILLINOIS, LLC	Applebee’s	354 W. Army Trail Road	Bloomingdale	IL	60108
P0001705	APPLEILLINOIS, LLC	Applebee’s	9380 Joliet Road	Hodgkins	IL	60525
P0001704	APPLEILLINOIS, LLC	Applebee’s	400 Town Center	Matteson	IL	60443
P0001703	APPLEILLINOIS, LLC	Applebee’s	125 Randall Road	Elgin	IL	60123
P0001702	APPLEILLINOIS, LLC	Applebee’s	2795 Plainfield Road	Joliet	IL	60435
P0001701	APPLEILLINOIS, LLC	Applebee’s	2411 Sycamore Road	Dekalb	IL	60115
P0001700	APPLEILLINOIS, LLC	Applebee’s	418 E. Rollins Road	Round Lake Beach	IL	60073
P0001699	APPLEILLINOIS, LLC	Applebee’s	6656 W. Grand Avenue	Chicago	IL	60707
P0001697	The Twins Group, Inc.	Taco Bell	501 S. Gilbert	Danville	IL	61832

II-A-22

P0001696	RIO Two, LLC	Burger King	2011 NE Cornell Rd	Hillsboro	OR	97124
P0001695	K-Mac Enterprises Inc	Taco Bell	1348 N. Glenstone	Springfield	MO	65802
P0001694	K-Mac Enterprises Inc	Taco Bell	820 S. Highway 65	Sedalia	MO	65301
P0001693	Ivex Packaging, LLC	Manufacturing	8100 S. 77th Avenue	Bridgeview	IL	60455
P0001692	Ivex Packaging, LLC	Manufacturing	792 Commerce Avenue	New Castle	PA	16101
P0001691	Hometown Folks, LLC	Burger King	250 Dinah Shore Blvd	Winchester	TN	37398
P0001690	Hometown Folks, LLC	Burger King	160 New Highway 68	Sweetwater	TN	37874
P0001688	Arby’s Restaurant Group, Inc.	Arby’s	1630 N. Main St.	North Canton	OH	44720
P0001687	The Twins Group, Inc.	Taco Bell	30 Fiesta Drive	Miamisburg	OH	45342
P0001686	Taco Bueno Restaurants, Inc.	Taco Bueno	1120 Highway 287 N	Mansfield	TX	75006
P0001685	Taco Bueno Restaurants, Inc.	Taco Bueno	445 N. Clark Road	Cedar Hill	TX	75104-2030
P0001684	Famous Recipe Company Operations, Inc	Mrs. Winner’s	3770 E. Shelby Drive	Memphis	TN	38118
P0001683	The Twins Group, Inc.	Taco Bell	654 E. Dixie Drive	West Carrollton	OH	45449
P0001682	The Twins Group, Inc.	Taco Bell	2079 Main Street	Bellefontaine	OH	43311
P0001681	The Twins Group, Inc.	Taco Bell	985 W. Main Street	Tipp City	OH	45371
P0001679	Jack In The Box, Inc	Jack in the Box	2680 Grass Valley Highway	Auburn	CA	95603
P0001676	Diamondback Management, Inc	Tumbleweed	1104 Mutual Way	Appleton	WI	54913
P0001675	Diamondback Management, Inc	Tumbleweed	10950 West Good Hope Road	Milwaukee	WI	53224
P0001674	Goldco, Inc	Burger King	2007 W. Hill Avenue	Valdosta	GA	31601
P0001673	Interfoods Of America, Inc	Popeye’s	3499 W Oakland Park Blvd	Fort Lauderdale	FL	33311
P0001661	Chase Lumber Co Inc	Chase Lumber	17600 E. Smith Road	Aurora	CO	80011
P0001660	Austin-Westran, LLC	Manufacturing	602 E. Blackhawk Drive	Byron	IL	61010

II-A-23

P0001659	K & Y, LLC	Sanford’s	241 South Center	Casper	WY	82601
P0001658	K & Y, LLC	Sanford’s	202 Main Street	Lander	WY	82520
P0001657	K & Y, LLC	Sanford’s	306 7th Street	Rapid City	SD	57701
P0001656	K & Y, LLC	Sanford’s	1526 Oakridge Drive	Ft. Collins	CO	80525
P0001655	K & Y, LLC	Sanford’s	200 Jefferson Street	Ft. Collins	CO	80524
P0001654	K & Y, LLC	Sanford’s	115 E. 17th Street	Cheyenne	WY	82001
P0001653	K & Y, LLC	Sanford’s	401 West Cedar Street	Rawlins	WY	82301
P0001652	K & Y, LLC	Sanford’s	167 14th Street W	Dickinson	ND	58601
P0001651	K & Y, LLC	Humphrey’s	408 W. Juniper	Gillette	WY	82718
P0001650	Express Oil	Express Oil Change	922 9TH Avenue	Bessemer	AL	35020
P0001649	Express Oil	Express Oil Change	136 First Street North	Alabaster	AL	35007
P0001648	Express Oil	Express Oil Change	8400 1st Avenue North	Birmingham	AL	35206
P0001647	Express Oil	Express Oil Change	5101 Oporto-Madrid Blvd	Birmingham	AL	35210
P0001646	Express Oil	Express Oil Change	1479 Montgomery Highway	Birmingham	AL	35216
P0001645	Express Oil	Express Oil Change	1412 Pinson Parkway	Birmingham	AL	35217
P0001644	Express Oil	Express Oil Change	2556 Rocky Ridge Road	Birmingham	AL	35243
P0001643	Express Oil	Express Oil Change	3635 Lorna Road	Birmingham	AL	35216
P0001642	Express Oil	Express Oil Change	525 S. Quindard Blvd	Oxford	AL	36203
P0001641	Express Oil	Express Oil Change	2549 Bob Wallace Avenue	Huntsville	AL	35805
P0001640	Express Oil	Express Oil Change	316 Fieldstown Road	Gardendale	AL	35071
P0001639	Express Oil	Express Oil Change	5700 Sanderson Street NW	Huntsville	AL	36830
P0001638	Express Oil	Express Oil Change	11951 Memorial Parkway SW	Huntsville	AL	35803

II-A-24

P0001637	Express Oil	Express Oil Change	1554 Montgomery Highway	Birmingham	AL	35216
P0001636	Express Oil	Express Oil Change	5860 Wall-Triana Highway	Madison	AL	35758
P0001635	Express Oil	Express Oil Change	2731 Florence Blvd	Florence	AL	35630
P0001634	Express Oil	Express Oil Change	1855 Opelika Road	Auburn	AL	36830
P0001633	Express Oil	Express Oil Change	3203 Memorial Parkway NW	Huntsville	AL	35810
P0001632	Express Oil	Express Oil Change	1011 6th Avenue SE	Decatur	AL	35601
P0001631	Express Oil	Express Oil Change	8861 Madison Blvd	Madison	AL	35758
P0001630	Express Oil	Express Oil Change	3819 University Drive	Huntsville	AL	35601
P0001629	Express Oil	Express Oil Change	1222 Beltline Road SW	Decatur	AL	35603
P0001628	Express Oil	Express Oil Change	4665 Center Point Road	Pinson	AL	35126
P0001627	ADF Companies	Pizza Hut	95 Broadview Avenue	Warrenton	VA	20186
P0001626	ADF Companies	Pizza Hut	876 N. Main Street	Culpeper	VA	22701
P0001625	ADF Companies	Pizza Hut	1049 West Glebe Road	Alexandria	VA	22305
P0001624	Plastech Frenchtown, Inc.	Manufacturing	2200 Revard Road	Monroe	MI	48162
P0001623	BondCote Corporation	Manufacturing	4090 Pepperell Way	Dublin	VA	24084
P0001622	BondCote Corporation	Manufacturing	509 Burgis Avenue	Pulaski	VA	24301
P0001620	Cornett Hospitality, LLC	Topeka’s Steakhouse ‘N Saloon	4731 Brad McNeer Parkway	Midlothian	VA	23112
P0001619	Cornett Hospitality, LLC	Max & Erma’s	2160 John Rolfe Parkway	Richmond	VA	23233
P0001618	Cornett Hospitality, LLC	Hooters	2401 West Hundred Road	Chester	VA	23831
P0001617	Cornett Hospitality, LLC	Hooters	703 Loucks Road	York	PA	17404
P0001616	Cornett Hospitality, LLC	Hooters	3498 William Penn Highway	Monroeville	PA	15235

II-A-25

P0001615	Cornett Hospitality, LLC	Hooters	5615 Maccorkle Avenue SE	Charleston	WV	25304
P0001614	ADF Companies	Pizza Hut	9700 Fort Meade Road	Laurel	MD	20707
P0001613	ADF Companies	Pizza Hut	7623 S. Osborne Road	Upper Marlboro	MD	20772
P0001612	ADF Companies	Pizza Hut	6409 Old Alexandria Ferry Road	Clinton	MD	20735
P0001611	ADF Companies	Pizza Hut	210 S. Seton Avenue	Emmitsburg	MD	21727
P0001610	ADF Companies	Pizza Hut	1821 Wiehle Avenue	Reston	VA	20190
P0001609	ADF Companies	Pizza Hut	9119 Annapolis Road	Lanham	MD	20706
P0001608	ADF Companies	Pizza Hut	205 Frederick Road	Thurmont	MD	21788
P0001607	ADF Companies	Pizza Hut	3319 Superior Lane	Bowie	MD	20715
P0001606	ADF Companies	Pizza Hut	1220 W. Patrick	Frederick	MD	21703
P0001605	ADF Companies	Pizza Hut	9200 New Hampshire Avenue	Silver Spring	MD	20903
P0001604	ADF Companies	Pizza Hut	1396 Dual 40 Highway	Hagerstown	MD	21740
P0001603	ADF Companies	Pizza Hut	24 E. Frederick	Walkersville	MD	21793
P0001602	ADF Companies	Pizza Hut	5420 Urbana Pike	Frederick	MD	21704
P0001601	ADF Companies	Pizza Hut	6422 Sargent Road	Hyattsville	MD	20782
P0001600	AJ Acquisition I, LLC	National Paintball Supply	570 Mantua Blvd.	Sewell	NJ	8080
P0001599	Cornett Hospitality, LLC	Topeka’s Steakhouse ‘N Saloon	1776 N. Parham Road	Richmond	VA	23294
P0001598	Cornett Hospitality, LLC	Hooters	1211 Huguenot Road	Midlothian	VA	23113
P0001597	Cornett Hospitality, LLC	Hooters	7912 W. Broad Street	Richmond	VA	23294
P0001584	Automotive Remarketing Group, Inc.	Auto/RV Auctions	1440 FM 3083	Conroe	TX	77301
P0001583	Santa Fe Cattle Company, Inc.	Santa Fe Cattle Company	713 S. Gloster Street	Tupelo	MS	38801

II-A-26

P0001582	Blaylock’s, Inc.	Blaylock’s	5825 Sunset Drive	Foresthill	CA	95631
P0001581	Steve & Barry’s University Sportswear	Steve & Barry’s University Spo	910 SE Military Drive	San Antonio	TX	78214
P0001580	Auto Plex of Lincoln, LLC	Suzuki	6401 N. 28th Street	Lincoln	NE	68508
P0001579	Heartland Food Corp	Burger King	5025 Ramsey St.	Fayetteville	NC	28311
P0001578	Heartland Food Corp	Burger King	1305 S. 5th Street	Mebane	NC	27302
P0001577	Heartland Food Corp	Burger King	101 Commerce Parkway	Garner	NC	27529
P0001576	Steve & Barry’s University Sportswear	Steve & Barry’s University Spo	2401 North Sardis Road	Charlotte	NC	28227
P0001575	Southpoint Consolidated, L.P.	Popeye’s Chicken & Biscuits	5625 Richmond Ave	Houston	TX	77057
P0001574	Heartland Food Corp	Burger King	11124 31st St.	Westchester	IL	60154
P0001573	Heartland Food Corp	Burger King	1540 E. Northwest Highway	Palatine	IL	60067
P0001572	PacPizza, LLC	Pizza Hut	201 W. Olive Ave	Turlock	CA	95380
P0001571	Kfc U.s. Properties, Inc	KFC	2771 E. Lincoln Highway	Coatesville	PA	19320
P0001570	Heartland Food Corp	Burger King	1601 S. Main St.	Lillington	NC	27546
P0001569	Heartland Food Corp	Burger King	2117 Cedar Creek Road	Fayetteville	NC	28301
P0001568	Heartland Food Corp	Burger King	3012 Hope Mills Road	Hope Mills	NC	28348
P0001567	Heartland Food Corp	Burger King	7011 Raeford Road	Fayetteville	NC	28304
P0001566	Heartland Food Corp	Burger King	2790 Hickory Bvld.	Hudson	NC	28638
P0001565	Heartland Food Corp	Burger King	2543 Springs Road NE	Hickory	NC	28601
P0001563	Hardee’s Food Systems, Inc	Hardee’s	101 Princeton Blvd	Adairsville	GA	30103
P0001559	Tacala, LLC	Taco Bell	4115 Rossville Blvd.	Chattanooga	TN	37407
P0001558	D.b. Concrete Construction, Inc	D.B. Concrete	10980 Guilford Road	Annapolis Junction	MD	20701
P0001556	Santa Fe Cattle Company, Inc.	Santa Fe Cattle Company	1770 Ashville Road NE	Leeds	AL	35094

II-A-27

P0001555	Southpoint Consolidated, L.P.	Popeye’s Chicken & Biscuits	1744 Horal St	San Antonio	TX	78227
P0001554	Southpoint Consolidated, L.P.	Popeye’s Chicken & Biscuits	7606 Guilbeau Road	San Antonio	TX	78250
P0001553	Southpoint Consolidated, L.P.	Popeye’s Chicken & Biscuits	846 SE Military Drive	San Antonio	TX	78214
P0001552	Southpoint Consolidated, L.P.	Popeye’s Chicken & Biscuits	457 W. Broadway Road	Tempe	AZ	85282
P0001551	Southpoint Consolidated, L.P.	Popeye’s Chicken & Biscuits	7031 San Pedro Ave	San Antonio	TX	78212
P0001550	Southpoint Consolidated, L.P.	Popeye’s Chicken & Biscuits	6127 Callaghan Road	San Antonio	TX	78228
P0001549	Santa Fe Cattle Company, Inc.	Santa Fe Cattle Company	1515 Garth Brooks Blvd	Yukon	OK	73099
P0001548	ADF Companies	Pizza Hut	1440 Manheim Pike	Lancaster	PA	17601
P0001547	Brandon Overseas, Inc.	Brandon Fine Furniture	597 Glasgow Lane	Tupelo	MS	38801
P0001546	Brandon Overseas, Inc.	Brandon Fine Furniture	8120 Grant Street	Merrillville	IN	46410
P0001545	Brandon Overseas, Inc.	Brandon Fine Furniture	3661 W. Blue Heron Blvd.	West Palm Beach	FL	33404
P0001538	Jeryco Indus Inc	Jeryco Industries, Inc.	8401 Ambassador Row	Dallas	TX	75247
P0001537	Lawrence Marshall	Auto Dealer - Other	2120 US Highway 75 North	Denison	TX	75020
P0001536	Lawrence Marshall	Toyota	1920 US Highway 75 North	Denison	TX	75020
P0001535	Lawrence Marshall	Nissan	2010 US Highway 75 North	Denison	TX	75020
P0001534	Lawrence Marshall	Honda	2020 US Highway 75 North	Denison	TX	75020
P0001533	Steve & Barry’s University Sportswear	Steve & Barry’s University Spo	853 Broad Street	Sumter	SC	29150
P0001532	Steve & Barry’s University Sportswear	Steve & Barry’s University Spo	913 West Marketview Drive	Champaign	IL	61821

II-A-28

P0001531	Automotive Remarketing Group, Inc.	Auto/RV Auctions	219 N. Loop 12	Irving	TX	75067
P0001530	Bob Hurley Ford, LLC	Bob Hurley Ford	745 West 51st Street	Tulsa	OK	74107
P0001351	Santa Fe Cattle Company, Inc.	Santa Fe Cattle Company	1824 Old Fort Parkway	Murfreesboro	TN	38401
P0001350	Santa Fe Cattle Company, Inc.	Santa Fe Cattle Company	620 South James Campbell Blvd	Columbia	TN	42102
P0001349	Santa Fe Cattle Company, Inc.	Santa Fe Cattle Company	247 Three Springs Road	Bowling Green	KY	37027
P0001348	Santa Fe Cattle Company, Inc.	Santa Fe Cattle Company	7125 Crossroads Blvd	Brentwood	TN	38801
P0001347	Santa Fe Cattle Company, Inc.	Santa Fe Cattle Company	5020 Academy Lane	Bessemer	AL	73110
P0001346	Santa Fe Cattle Company, Inc.	Santa Fe Cattle Company	760 N. Interstate Drive	Norman	OK	37130
P0001339	Hill Country Furniture Partners, Ltd	Ashley Furniture	1431 FM 1101	New Braunfels	TX	78130
P0001305	Formtech Indus LLC	Manufacturing	2727 W. 14 Mile Road	Royal Oak	MI	48073
P0001304	Formtech Indus LLC	Manufacturing	690 W. Maple Road	Troy	MI	48084
P0001303	Border Foods of Wyoming, LLC	Taco Bell	1812 N. Federal Blvd	Riverton	WY	82501
P0001302	Border Foods of Wyoming, LLC	Taco Bell	2500 E. Lincoln Way	Cheyenne	WY	82001
P0001301	Border Foods of Wyoming, LLC	Taco Bell	2421 Plaza Street	Rawlins	WY	82301
P0001300	Border Foods of Wyoming, LLC	Taco Bell	870 Main Street	Lander	WY	82520
P0001299	Border Foods of Wyoming, LLC	Taco Bell	86 SE Wyoming Blvd	Casper	WY	82609
P0001298	Border Foods of Wyoming, LLC	Taco Bell	2207 17th Street	Cody	WY	82414
P0001297	Border Foods of Wyoming, LLC	Taco Bell	1655 Coffeen Ave	Sheridan	WY	82801
P0001296	Border Foods of Wyoming, LLC	Taco Bell	1729 Dell Range Blvd	Cheyenne	WY	82009
P0001295	Border Foods of Wyoming, LLC	Taco Bell	3340 CY Ave	Casper	WY	82604
P0001294	Border Foods of Wyoming, LLC	Taco Bell	701 E. Boxelder Road	Gillette	WY	82716

II-A-29

P0001293	Martin’s Restaurant Systems Inc	Martin’s	6350 Jimmy Carter Blvd	Norcross	GA	30093
P0001292	Martin’s Restaurant Systems Inc	Martin’s	6220 Mableton Parkway	Mableton	GA	30126
P0001291	Martin’s Restaurant Systems Inc	Martin’s	2185 Veterans Memorial Hwy	Austell	GA	30168
P0001290	Martin’s Restaurant Systems Inc	Martin’s	5796 Fairburn Road	Douglassville	GA	30134
P0001289	Martin’s Restaurant Systems Inc	Martin’s	1215 Powder Springs Road	Marietta	GA	30064
P0001288	Martin’s Restaurant Systems Inc	Martin’s	3866 Atlanta Highway	Hiram	GA	30141
P0001287	Martin’s Restaurant Systems Inc	Martin’s	7200 Jonesboro Road	Morrow	GA	30260
P0001286	Martin’s Restaurant Systems Inc	Martin’s	3721 Floyd Road	Floyd	GA	30106
P0001285	Martin’s Restaurant Systems Inc	Martin’s	1214 West Avenue	Cartersville	GA	30120
P0001284	Martin’s Restaurant Systems Inc	Martin’s	612 Bankhead Highway	Carrollton	GA	30117
P0001283	Martin’s Restaurant Systems Inc	Martin’s	1100 Highway 78 West	Villa Rica	GA	30180
P0001282	Martin’s Restaurant Systems Inc	Martin’s	896 Joe Frank Harris Pkwy	Cartersville	GA	30121
P0001281	Martin’s Restaurant Systems Inc	Martin’s	5222 Floyd Road	Mableton	GA	30126
P0001280	Martin’s Restaurant Systems Inc	Martin’s	3440 Highway 5	Douglassville	GA	30135
P0001279	Martin’s Restaurant Systems Inc	Martin’s	2005 Cobb Parkway NW	Kennesaw	GA	30152
P0001273	ADF Companies	Pizza Hut	4401 Derry Street	Harrisburg	PA	17111
P0001272	ADF Companies	Pizza Hut	4483 N. Front Street	Harrisburg	PA	17110
P0001271	ADF Companies	Pizza Hut	10 Sporting Green Drive	Mechanicsburg	PA	17050
P0001270	ADF Companies	Pizza Hut	732 E. Cumberland Street	Lebanon	PA	17042
P0001269	ADF Companies	Pizza Hut	5275 Devonshire Road	Harrisburg	PA	17112
P0001268	ADF Companies	Pizza Hut	320 N. Reading Road	Ephrata	PA	17522
P0001267	ADF Companies	Pizza Hut	145 Sheraton Drive	New Cumberland	PA	17070

II-A-30

SCHEDULE II
PROPERTY EXCEPTIONS

1.  Spirit Master Funding

(l)            For the following properties, there are are pending lawsuits with respect to the Tenant under the Leases or Borrower under the Mortgage Loans which would materially affect the value of the Lease or Mortgaged Property

Property ID	Asset/Property Name	Address	City	ST	Zip Code	Clarification/Other Issues
P0000900	Barnhills Buffet	625 18th Avenue North	Columbus	MS	39701	Slip and fall
P0000980	Pilgrim’s Pride	3330 Woodrow Wilson Drive	Jackson	MS	39209	Foreclosure litigation related to improvements completed prior to Issuer’s purchase

(p)           For the following property, there are partial or total condemnation proceedings

Property ID	Asset/Property Name	Address	City	ST	Zip Code	Clarification/Other Issues
P000440	RTM	2501 Mayport Rd	Jacksonville	FL	32233-2801	Partial condemnation

III-1

(r)             For the following properties, the insurance provider is not a company listed on the NYSE with an NAIC rating of “2” or better:

Property ID	Asset/Property Name	Address	City	ST	Zip Code	Clarification/Other Issues
P0000047	Flying J Travel Plaza	950 State Road 206 West	Saint Augustine	FL	32086	The property and liability insurance provider, TransAssurance, Inc., is rated B+III by Best.
P0000048	Flying J Travel Plaza	10226 Old Federal Highway	Carnesville	GA	30521	The property and liability insurance provider, TransAssurance, Inc., is rated B+III by Best.
P0000049	Flying J Travel Plaza	5300 S SR 3	Spiceland	IN	47385	The property and liability insurance provider, TransAssurance, Inc., is rated B+III by Best.
P0000050	Flying J Travel Plaza	15236 State Route 180	Catlettsburg	KY	41129-9211	The property and liability insurance provider, TransAssurance, Inc., is rated B+III by Best.

(s)            For the following property, there are continued monitoring of remediation activities and responding to state agency inquiries regarding the same:

Property ID	Asset/Property Name	Address	City	ST	Zip Code	Clarification/Other Issues
P0000047	Flying J Travel Plaza	950 State Road 206 West	Saint Augustine	FL	32086	There are continued monitoring of remediation activities and responding to state agency inquiries regarding the same

III-2

(hh)         For the following property, there is damage that would materially affect the value of the Lease or Mortgaged Property:

Property ID	Asset/Property Name	Address	City	ST	Zip Code	Clarification/Other Issues
P000913	Grand Canyon University	3300 W. Camelback Road	Phoenix	AZ	85017	1 building with fire damage, tenant current working with insurance company

2.  Spirit Master Funding II

(k)           For the following property, there are bankruptcy or incolvency proceedings:

Property ID	Asset/Property Name	Address	City	ST	Zip Code	Clarification/Other Issues
P0000335	Black Angus	7606 W. Bell Road	Glendale	AZ	85308	Bankruptcy plan has been confirmed and the lease has been accepted

(p)           For the following properties, there are partial or total condemnation proceedings:

Property ID	Asset/Property Name	Address	City	ST	Zip Code	Clarification/Other Issues
P0001119	Fazoli’s	498 SE State Route 291	Lees Summit	MO	64063	Partial condemnation
P0001226	Carmike Cinemas	3930 E. DuPont Road	Fort Wayne	IN	46825	Partial condemnation

III-3

(v(5))      For the following properties, there are continuing construction/improvement obligations:

Property ID	Asset/Property Name	Address	City	ST	Zip Code	Clarification/Other Issues
P0001234	Aspen Education	42675 Road 44	Reedley, CA 93654	CA	93654	During last six months of lease term, Lessor is responsible for making capital improvements
P0001235	Aspen Education	151 South Street	Cummington, MA 01026	MA	01026	During last six months of lease term, Lessor is responsible for making capital improvements
P0001236	Aspen Education	2075 N. Rugby Road	Hendersonville, NC 28791	NC	28791	During last six months of lease term, Lessor is responsible for making capital improvements
P0001237	Aspen Education	2595 Depot St.	Manchester Center, VT 05255	VT	05255	During last six months of lease term, Lessor is responsible for making capital improvements

(dd)         For the following property, there is a Ground Lease:

Property ID	Asset/Property Name	Address	City	ST	Zip Code	Clarification/Other Issues
P0000872	Camelback Ski Mountain	#1 Camelback Road	Tannersville	PA	18372	Does not meet representations of section 1(ss)

(hh)         For the following properties, there is damage that would materially affect the value of the Lease or Mortgaged Property:

Property ID	Asset/Property Name	Address	City	ST	Zip Code	Clarification/Other Issues
P0001059	D-Sea	2816 Magnolia Ave	Knoxville	TN	37914	Fire damage — to open within 30 days

III-4

3.  Spirit Master Funding III

(t)            For the following properties, there is a mechanics lien:

Property ID	Asset/Property Name	Address	City	ST	Zip Code	Clarification/Other Issues
P0001572	PacPizza, LLC Pizza Hut	201 W. Olive Ave	Turlock	CA	95380	Mechanics lien in the amount of $821.08
P0001533	Steve & Barry’s University Sportswear	853 Broad Street	Sumter	SC	29150	Mechanics lien in the amount of $88,700.11

III-5

SCHEDULE III-A
EQUIPMENT LOANS

1.  Spirit Master Funding

Property ID	Concept	Address	City	ST	Zip
P0000385	Golden Corral	616 So. Ridge Road Circle	Wichita	KS	67209
P0000386	Golden Corral	2830 W. 18th Avenue	Emporia	KS	66801
E000787	Sky Ventures, LLC	Multiple properties

2.  Spirit Master Funding II

Property ID	Concept	Address	City	ST	Zip
E000838	Camelback Ski Resort	1 Camelback Road	Tannersville	PA	18372

3.  Spirit Master Funding III

Property ID	Concept	Address	City	ST	Zip
E001399	Stu Evans Lincoln-Mercury, Lakeside Inc.	17500 Hall Rd.	Clinton Township	MI	48038
E001300	Santa Fe Cattle Company, Inc.	7125 Crossroads Blvd	Brentwood	TN	37027
E001242	Border Foods of Wyoming, LLC	701 E. Boxelder Road	Gillette	WY	82716

III-1

SCHEDULE III
EQUIPMENT LOAN EXCEPTIONS

1.  Spirit Master Funding

None.

2.  Spirit Master Funding II

None.

3.  Spirit Master Funding III

None.

SCHEDULE IV

AMORTIZATION SCHEDULE

Date	Scheduled Series 2007-1 Balance	Scheduled Series 2006-1 Balance	Scheduled Series 2005-1 Balance
Series Closing Date	350,300,000	296,447,000	427,935,000
4/20/2007	349,951,000	295,985,000	427,231,000
5/20/2007	349,601,000	295,520,000	426,524,000
6/20/2007	349,249,000	295,053,000	425,813,000
7/20/2007	348,895,000	294,584,000	425,099,000
8/20/2007	348,539,000	294,112,000	424,381,000
9/20/2007	348,181,000	293,638,000	423,660,000
10/20/2007	347,822,000	293,162,000	422,935,000
11/20/2007	347,461,000	292,683,000	422,206,000
12/20/2007	347,098,000	292,202,000	421,474,000
1/20/2008	346,733,000	291,718,000	420,738,000
2/20/2008	346,367,000	291,232,000	419,999,000
3/20/2008	345,998,000	290,744,000	419,255,000
4/20/2008	345,628,000	290,253,000	418,508,000
5/20/2008	345,256,000	289,759,000	417,758,000
6/20/2008	344,882,000	289,263,000	417,003,000
7/20/2008	344,506,000	288,765,000	416,245,000
8/20/2008	344,128,000	288,264,000	415,483,000
9/20/2008	343,749,000	287,761,000	414,717,000
10/20/2008	343,367,000	287,255,000	413,947,000
11/20/2008	342,984,000	286,747,000	413,174,000
12/20/2008	342,599,000	286,236,000	412,397,000
1/20/2009	342,212,000	285,723,000	411,615,000
2/20/2009	341,822,000	285,207,000	410,830,000
3/20/2009	341,431,000	284,688,000	410,041,000
4/20/2009	341,038,000	284,167,000	409,248,000
5/20/2009	340,643,000	283,643,000	408,451,000
6/20/2009	340,246,000	283,117,000	407,650,000
7/20/2009	339,847,000	282,587,000	406,845,000
8/20/2009	339,446,000	282,056,000	406,036,000
9/20/2009	339,043,000	281,521,000	405,223,000
10/20/2009	338,638,000	280,984,000	404,406,000
11/20/2009	338,231,000	280,445,000	403,584,000
12/20/2009	337,822,000	279,902,000	402,759,000
1/20/2010	337,411,000	279,357,000	401,930,000
2/20/2010	336,998,000	278,809,000	401,096,000
3/20/2010	336,582,000	278,259,000	400,258,000
4/20/2010	336,165,000	277,705,000	399,416,000
5/20/2010	335,746,000	277,149,000	398,570,000
6/20/2010	335,324,000	276,590,000	397,720,000
7/20/2010	334,901,000	276,029,000	396,865,000
8/20/2010	334,475,000	275,464,000	396,006,000
9/20/2010	334,047,000	274,897,000	395,143,000
10/20/2010	333,617,000	274,327,000	394,275,000
11/20/2010	333,185,000	273,754,000	393,403,000
12/20/2010	332,751,000	273,178,000	392,527,000
1/20/2011	332,314,000	272,599,000	391,646,000
2/20/2011	331,876,000	272,018,000	390,761,000
3/20/2011	331,435,000	271,433,000	389,872,000
4/20/2011	330,992,000	270,846,000	388,978,000
5/20/2011	330,546,000	270,255,000	388,080,000

6/20/2011	330,099,000	269,662,000	387,177,000
7/20/2011	329,649,000	269,065,000	386,269,000
8/20/2011	329,197,000	268,466,000	385,357,000
9/20/2011	328,743,000	267,864,000	384,441,000
10/20/2011	328,286,000	267,259,000	383,520,000
11/20/2011	327,828,000	266,650,000	382,594,000
12/20/2011	327,367,000	266,039,000	381,664,000
1/20/2012	326,903,000	265,424,000	380,729,000
2/20/2012	326,437,000	264,807,000	379,789,000
3/20/2012	325,969,000	264,186,000	378,845,000
4/20/2012	325,499,000	263,563,000	377,896,000
5/20/2012	325,026,000	262,936,000	376,942,000
6/20/2012	324,551,000	262,306,000	375,984,000
7/20/2012	324,074,000	261,673,000	375,020,000
8/20/2012	323,594,000	261,036,000	374,052,000
9/20/2012	323,112,000	260,397,000	373,079,000
10/20/2012	322,627,000	259,754,000	372,101,000
11/20/2012	322,140,000	259,109,000	371,119,000
12/20/2012	321,650,000	258,459,000	370,131,000
1/20/2013	321,158,000	257,807,000	369,138,000
2/20/2013	320,664,000	257,152,000	368,141,000
3/20/2013	320,167,000	256,493,000	367,138,000
4/20/2013	319,668,000	255,830,000	366,131,000
5/20/2013	319,166,000	255,165,000	365,118,000
6/20/2013	318,661,000	254,496,000	364,100,000
7/20/2013	318,154,000	253,824,000	363,078,000
8/20/2013	317,645,000	253,149,000	362,050,000
9/20/2013	317,133,000	252,470,000	361,017,000
10/20/2013	316,618,000	251,787,000	359,979,000
11/20/2013	316,101,000	251,102,000	358,935,000
12/20/2013	315,582,000	250,413,000	357,887,000
1/20/2014	315,059,000	249,720,000	356,833,000
2/20/2014	314,534,000	249,024,000	355,774,000
3/20/2014	314,007,000	248,324,000	354,709,000
4/20/2014	313,477,000	247,621,000	353,640,000
5/20/2014	312,944,000	246,915,000	352,564,000
6/20/2014	312,408,000	246,205,000	351,484,000
7/20/2014	311,870,000	245,491,000	350,398,000
8/20/2014	311,329,000	244,774,000	349,307,000
9/20/2014	310,786,000	244,053,000	348,210,000
10/20/2014	310,239,000	243,329,000	347,108,000
11/20/2014	309,690,000	242,601,000	346,000,000
12/20/2014	309,138,000	241,869,000	344,887,000
1/20/2015	308,584,000	241,134,000	343,768,000
2/20/2015	308,027,000	240,395,000	342,644,000
3/20/2015	307,467,000	239,652,000	341,514,000
4/20/2015	306,904,000	238,906,000	340,378,000
5/20/2015	306,338,000	238,156,000	339,237,000
6/20/2015	305,769,000	237,402,000	338,090,000
7/20/2015	305,198,000	236,644,000	336,937,000
8/20/2015	304,624,000	235,883,000	335,778,000
9/20/2015	304,047,000	235,118,000	334,614,000
10/20/2015	303,467,000	234,349,000	333,444,000
11/20/2015	302,884,000	233,576,000	332,268,000

12/20/2015	302,298,000	232,799,000	331,086,000
1/20/2016	301,709,000	232,019,000	329,898,000
2/20/2016	301,118,000	231,234,000	328,704,000
3/20/2016	300,523,000	230,446,000	327,504,000
4/20/2016	299,925,000	229,653,000	326,298,000
5/20/2016	299,325,000	228,857,000	325,087,000
6/20/2016	298,721,000	228,056,000	323,869,000
7/20/2016	298,115,000	227,252,000	322,645,000
8/20/2016	297,505,000	226,444,000	321,415,000
9/20/2016	296,892,000	225,631,000	320,179,000
10/20/2016	296,276,000	224,815,000	318,936,000
11/20/2016	295,658,000	223,994,000	317,688,000
12/20/2016	295,036,000	223,170,000	316,433,000
1/20/2017	294,411,000	222,341,000	315,172,000
2/20/2017	293,782,000	221,508,000	313,904,000
3/20/2017	293,151,000	220,671,000	312,631,000
4/20/2017	292,517,000	219,830,000	311,351,000
5/20/2017	291,879,000	218,984,000	310,064,000
6/20/2017	291,238,000	218,134,000	308,771,000
7/20/2017	290,594,000	217,280,000	307,472,000
8/20/2017	289,947,000	216,422,000	306,166,000
9/20/2017	289,296,000	215,560,000	304,853,000
10/20/2017	288,643,000	214,693,000	303,534,000
11/20/2017	287,986,000	213,822,000	302,209,000
12/20/2017	287,325,000	212,946,000	300,877,000
1/20/2018	286,662,000	212,066,000	299,538,000
2/20/2018	285,995,000	211,182,000	298,192,000
3/20/2018	285,325,000	210,293,000	296,840,000
4/20/2018	284,651,000	209,400,000	295,481,000
5/20/2018	283,974,000	208,502,000	294,115,000
6/20/2018	283,294,000	207,600,000	292,742,000
7/20/2018	282,610,000	206,694,000	291,363,000
8/20/2018	281,923,000	205,782,000	289,976,000
9/20/2018	281,232,000	204,867,000	288,583,000
10/20/2018	280,538,000	203,946,000	287,183,000
11/20/2018	279,840,000	203,022,000	285,775,000
12/20/2018	279,139,000	202,092,000	284,361,000
1/20/2019	278,435,000	201,158,000	282,939,000
2/20/2019	277,727,000	200,219,000	281,511,000
3/20/2019	277,015,000	199,276,000	280,075,000
4/20/2019	276,300,000	198,327,000	278,632,000
5/20/2019	275,581,000	197,374,000	277,182,000
6/20/2019	274,859,000	196,417,000	275,725,000
7/20/2019	274,133,000	195,454,000	274,260,000
8/20/2019	273,404,000	194,487,000	272,788,000
9/20/2019	272,670,000	193,514,000	271,309,000
10/20/2019	271,934,000	192,537,000	269,822,000
11/20/2019	271,193,000	191,555,000	268,328,000
12/20/2019	270,449,000	190,569,000	266,826,000
1/20/2020	269,701,000	189,577,000	265,317,000
2/20/2020	268,949,000	188,580,000	263,800,000
3/20/2020	268,194,000	187,578,000	262,276,000
4/20/2020	267,434,000	186,572,000	260,744,000
5/20/2020	266,671,000	185,560,000	259,205,000

6/20/2020	265,904,000	184,543,000	257,658,000
7/20/2020	265,134,000	183,521,000	—
8/20/2020	264,359,000	182,494,000
9/20/2020	263,581,000	181,462,000
10/20/2020	262,798,000	180,425,000
11/20/2020	262,012,000	179,382,000
12/20/2020	261,222,000	178,334,000
1/20/2021	260,428,000	177,281,000
2/20/2021	259,630,000	176,223,000
3/20/2021	258,828,000	—
4/20/2021	258,022,000
5/20/2021	257,211,000
6/20/2021	256,397,000
7/20/2021	255,579,000
8/20/2021	254,757,000
9/20/2021	253,930,000
10/20/2021	253,100,000
11/20/2021	252,265,000
12/20/2021	251,426,000
1/20/2022	250,583,000
2/20/2022	249,736,000
3/20/2022	—